Exhibit 10.3

EXECUTION VERSION

CREDIT AGREEMENT

by and among

BSP AGENCY, LLC,

as Administrative Agent,

THE LENDERS THAT ARE PARTIES HERETO

as the Lenders,

and

INVENTURE FOODS, INC. and

THE OTHER BORROWER(S) FROM TIME TO TIME PARTY HERETO

as Borrowers

Dated as of November 18, 2015

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B	Form of Notice of Borrowing
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice
Exhibit P-1	Form of Perfection Certificate

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule E-1	Location of Inventory and Farm Products
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.6	Litigation
Schedule 4.10	Employee Benefits
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.23	Location of Inventory and Farm Products
Schedule 4.26	Material Contracts
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.12	Mortgage Requirements
Schedule 6.5	Nature of Business
Schedule 8.13	Conditions Subsequent

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of November 18, 2015, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), BSP AGENCY, LLC, a Delaware limited liability company as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”), INVENTURE FOODS, INC., a Delaware corporation (the “Parent Borrower”), and the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”).

The parties agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2                               Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrowers notify Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and the financial covenant contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159  (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

1.3                               Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4                               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole (including the schedules to this Agreement or such other Loan Document) and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations and (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5                               Time References.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      LOANS AND TERMS OF PAYMENT.

2.1                               Term Loans; Incremental Term Loans.

(a)                                 Term Loan.

(i)                                     Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make a term loan (the “Loan”) to Borrowers on the Closing Date in an amount equal to such Lender’s Commitment, which Loan shall be disbursed to the Borrowers pursuant to written instructions of the Parent Borrower to Agent. From and after the Closing Date, the principal amount of the Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
March 26, 2016	$212,500
June 25, 2016	$212,500
September 24, 2016	$212,500
December 31, 2016	$212,500
April 1, 2017	$212,500
July 1, 2017	$212,500
September 30, 2017	$212,500
December 30, 2017	$212,500
March 31, 2018	$212,500
June 30, 2018	$212,500
September 29, 2018	$212,500
December 29, 2018	$212,500
March 30, 2019	$212,500
June 29, 2019	$212,500
September 28, 2019	$212,500
December 28, 2019	$212,500
March 28, 2020	$212,500
June 27, 2020	$212,500
September 26, 2020	$212,500
Maturity Date	The remaining outstanding principal amount of the Loan

(ii)                                  Amounts borrowed pursuant to this Section 2.1 and paid or prepaid may not be reborrowed.  The outstanding principal amount of the Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(b)                                 Incremental Loans. Subject to the terms and conditions set forth herein, the Borrowers shall have the right, at any time and from time to time (but not to exceed three (3) increases in the aggregate) prior to the date that is eighteen months following the Closing Date, to incur additional Indebtedness under this Agreement in the form of an increase to the Commitments of the Lenders hereunder or one or more new tranches of term loans (each an “Incremental Facility”) by an aggregate amount of up to $25,000,000.  The following terms and conditions shall apply to each Incremental Facility:  (i) the loans made under any such Incremental Facility shall constitute Obligations and shall be secured and guaranteed with the other Obligations on a pari passu basis, (ii) if the initial all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, structuring and underwriting fees with respect to such Incremental Facility) applicable to any Incremental Facility exceeds by more than 0.50% per annum the corresponding all-in yield (determined on the same basis) applicable to the Loan, the then outstanding initial Loans, or any outstanding prior Incremental Facility (each, an “Existing Facility” and the amount of such excess above 0.50% being referred to herein as the “Yield Differential”), then the Applicable Margin with respect to each Existing Facility, as the case may be, shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Facility (it being agreed that to the extent the all-in-yield with respect to such Incremental Facility is greater than the all-in-yield of an Existing Facility solely as a result of a higher LIBOR floor, then the increased interest rate applicable to an Existing Facility shall be effected solely by increasing the LIBOR floor applicable thereto). (iii) any such Incremental Facility shall have a maturity date no sooner than the Maturity Date and a weighted average life to maturity no shorter than the weighted average life to maturity of the Loan, respectively, (iv) any such Incremental Facility shall be entitled to the same voting rights as the existing Loan and shall be entitled to receive proceeds of prepayments on the same basis as the existing Loan, (v) any such Incremental Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (vi) any such Incremental Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, (vii) the proceeds of any Incremental Facility will be used to finance Permitted Acquisitions and to finance Capital Expenditures (viii) the Borrower shall execute a promissory note in favor of any new Lender or any existing Lender requesting a promissory note whose Commitment hereunder is increased as provided in Section 2.5(b), (ix) each of the conditions set forth on Schedule 3.1 and Section 3.6 shall have been satisfied, (x) the Agent shall have received (A) an opinion or opinions (including, if reasonably requested by the Agent, local counsel opinions) of counsel for the Loan Parties, addressed to the Agent and the Lenders, in form and substance acceptable to the Agent, (B) any authorizing corporate documents as the Agent may reasonably request and (C) a duly executed Notice of Borrowing, and (xi) the Agent shall have received from the Borrowers updated Projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Agent, demonstrating or certifying that, (y) the representations and warranties set forth in Section 4 are true, correct and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the closing date of any such Incremental Facility, and (z) after giving effect to any such Incremental Facility on a Pro Forma Basis, the Borrower will be in compliance with the financial covenants set forth in Section 7 and no Default or Event of Default shall exist.  Participation in the Incremental Facility shall be offered first to each of the existing Lenders on a pro rata basis, but each such Lender shall have no obligation to provide all or any portion of the Incremental Facility.  If the amount of the Incremental Facility requested by the Borrowers shall exceed the commitments which the existing Lenders are willing to provide with respect to such Incremental Facility, then the Borrowers may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Agreement as Lenders hereunder for the portion of such Incremental Facility not taken by existing Lenders, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Agent may reasonably request.  The Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of any new Incremental Facility therein.

2.2                               [Reserved].

2.3                               Procedures.

(a)                                 [Reserved].

(b)                                 [Reserved].

(c)                                  [Reserved].

(d)                                 [Reserved].

(e)                                  [Reserved].

(f)                                   [Reserved].

(g)                                  Defaulting Lenders.  Notwithstanding the provisions of Section 2.4(b)(iii), if for any reason any Lender shall become a Defaulting Lender, Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a funding obligation was funded by such other Non-Defaulting Lender), (B) second, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available for any funding obligations of such Defaulting Lender hereunder, and (C) third, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (I) of Section 2.4(b)(iii).  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii).  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder.  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations, including all interest, fees, and other amounts that may be due and payable in respect thereof); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(h)                                 [Reserved].

2.4                               Payments; Reductions of Commitments; Prepayments.

(a)                                 Payments by Borrowers.

(i)                                     Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. on the date specified herein.  Any payment received by Agent later than 2:00 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)                                  Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from and including the date such amount is distributed to such Lender until the date repaid.

(b)                                 Apportionment and Application.

(i)                                     So long as no Application Event has occurred and is continuing, and, except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.

(ii)                                  Subject to Section 2.4(b)(v) and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)                               At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)                               first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B)                               second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C)                               third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(D)                               fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(E)                                fifth, ratably, to pay interest accrued in respect of the Loans until paid in full,

(F)                                 sixth, ratably to pay the principal of all Loans until paid in full,

(G)                               seventh, ratably to pay any other Obligations until paid in full, and

(H)                              eighth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iv)                              Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(v)                                 In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi)                              For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)                           In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern

(viii)                        If one (1) or more LIBOR Rate Loans are outstanding along with Base Rate Loans, all payments from Borrowers applied to the Loans pursuant to Section 2.4(a), Section 2.4(d) or Section 2.4(e), shall be applied first to the principal amount of the Base Rate Loans outstanding, and then to the principal amount of the LIBOR Rate Loans, and if there is more than one (1) LIBOR Rate

Loan outstanding, the payments shall be applied to the LIBOR Rate Loans in the order of occurrence of the last date of the Interest Period for such Loans.

(c)                                  Termination of Commitments.  The Commitments shall terminate on the Closing Date.

(d)                                 Optional Prepayments.  On or after the date that is the first anniversary of the Closing Date, Borrowers may prepay the principal of any Loan at any time in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of LIBOR Rate Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the day of prepayment in the case of Base Rate Loans, to Agent before 12:00 noon (New York City time); provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $2,000,000.  Agent shall promptly advise the Lenders of any notice given (and the contents thereof) pursuant to this Section 2.4(d).  Each notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount of each Borrowing (or portion thereof) to be prepaid and shall commit Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.4(d) shall be subject to Section 2.4(g) and Section 2.12(b) but otherwise without premium or penalty.  All prepayments under this Section 2.4(d) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(e)                                  Mandatory Prepayments.

(i)                                     Equity Issuance.  So long as no Event of Default (as defined herein and as defined in the ABL Credit Agreement as in effect on the date hereof) has occurred and is continuing, within 1 Business Day of the date of issuance by any Borrower of any of its Equity Interests (other than an issuance to another Borrower or an Excluded Equity Issuance and other than receipt by any Borrower of the proceeds of any Curative Equity pursuant to Section 9.3), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Borrower in connection with such issuance.  Within 1 Business Day of receipt by any Borrower of the proceeds of any Curative Equity pursuant to Section 9.3, Borrowers shall (A) if the Curative Equity will cure a breach of the covenant in Section 7.2, prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Borrower in connection with such Curative Equity, (B) if the Curative Equity will cure a breach of the covenant in Section 7.1 but there has been no breach of the covenant contained in Section 7 in the ABL Credit Agreement, prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Borrower in connection with such Curative Equity and (C) if the Curative Equity will cure a breach of the covenant in Section 7.1 and there was a breach of the covenant contained in Section 7 in the ABL Credit Agreement, prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 50% of the Net Cash Proceeds received by such Borrower in connection with such Curative Equity.

(ii)                                  Dispositions.  Within 1 Business Day of the date of receipt by any Borrower or any other Loan Party of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by such Borrower or any such other Loan Party of Term Loan Priority Collateral (including insurance proceeds and proceeds from casualty losses or condemnations) (but excluding proceeds from Excluded Equity Issuances and dispositions which qualify as Permitted Dispositions under clauses (b), (c), (d), (e), (j), (k), (l), (m) and (n) of the Permitted Dispositions definition), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, in any single calendar year, Borrowers may exclude up $500,000 of such Net Cash Proceeds due under this Section 2.4(e)(ii); provided, further, that so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrowers shall have given Agent prior written notice of Borrowers’ intention to apply such monies to the cost of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrowers or any other Loan Party, (C) the monies are held in a Term Collateral Proceeds Account in accordance with Section 2.4(e)(vi), and (D) such Borrower or such other Loan Party, as applicable, complete such replacement, purchase, or construction within 270 days after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the cost of replacement of the assets that are the subject of such sale or disposition unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f).  Nothing contained in this Section 2.4(e)(ii) shall permit any Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii)                               Extraordinary Receipts.  So long as no Event of Default (as defined herein and as defined in the ABL Credit Agreement as in effect on the date hereof) has occurred and is continuing, within five (5) Business Days of the date of receipt by any Borrower or any other Loan Party of the Net Cash Proceeds of any Extraordinary Receipt, which, when aggregated with the Net Cash Proceeds of all other Extraordinary Receipts received during the fiscal year in which such date occurs (such aggregate Net Cash Proceeds the “Aggregate Net Cash Proceeds”), exceeds $500,000 (the “Extraordinary Receipts Threshold”), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds of the Aggregate Net Cash Proceeds in excess of the Extraordinary Receipts Threshold.  Notwithstanding the foregoing, so long as no Event of Default (as defined herein and as defined in the ABL Credit Agreement as in effect on the date hereof) has occurred and is continuing, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds of any refund of Taxes received by any Borrower or any other Loan Party during the fiscal year ended December 31, 2016.

(iv)                              Indebtedness.  So long as no Event of Default (as defined herein and as defined in the ABL Credit Agreement as in effect on the date hereof) has occurred and is continuing, within five (5) Business Days of the date of incurrence by any Borrower or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Borrower or such Subsidiary in connection with such incurrence.  The provisions of this Section 2.4(e)(iv) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

(v)                                 Excess Cash Flow. So long as no Event of Default (as defined herein and as defined in the ABL Credit Agreement as in effect on the date hereof) has occurred and is continuing, after the end of each fiscal year (commencing with the fiscal year ending December 31, 2016), within five (5) Business Days after the earlier to occur of (x) the delivery of the financial statements and related Compliance Certificate for such fiscal year and (y) the date on which the financial statements and the related Compliance Certificate for such fiscal year are required to be delivered pursuant to Section 5.1, Borrowers shall make mandatory principal prepayments of the Loans in accordance with Section 2.4(f) in an amount equal to (A) (i) 50% of such Excess Cash Flow if the Total Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.25 to 1.00 or (y) 25% of such Excess Cash Flow if the Total Leverage Ratio as of the last day of such Fiscal Year is less than 3.25 to 1.00 minus (B) the aggregate amount of all optional prepayments of Loans during such fiscal year, solely to the extent that such prepayments are not funded with the incurrence of any Indebtedness, any equity issuance, any casualty proceeds, any condemnation proceeds or any other proceeds that would not be included in EBITDA.

(vi)                              Proceeds. All proceeds of a mandatory prepayment pursuant to this Section 2.4(e) will be deposited into a Term Collateral Proceeds Account (as defined in the Intercreditor Agreement), including proceeds from an asset sale that are to be reinvested.  If an Event of Default has occurred and is continuing and therefore any mandatory prepayments cannot be made pursuant to Section 2.4(e), the relevant Net Cash Proceeds or Excess Cash Flow shall be deposited with Agent until such Event of Default shall have been cured or waived at which time the required mandatory prepayments can be made.

(f)                                   Application of Payments. Each payment pursuant to Section 2.1(a)(i) and each prepayment pursuant to Section 2.4(e)(i) through Section 2.4(e)(v) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the Loans until paid in full and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

(g)                                  Call Protection.  In the event that, (i) on or after the Closing Date and before the first anniversary of the Closing Date, Borrowers make any voluntary prepayment of all or any portion of the Loans under Section 2.4(d) or make any mandatory prepayment of all or any portion of the Loans under Section 2.4(e) (with the exception of Section 2.4(e)(v)), Borrowers shall pay to Agent for the ratable account of each of the applicable Lenders whose Loans are so prepaid the Make-Whole Premium in connection therewith, or (ii) on or after the first anniversary of the Closing Date, Borrowers make any voluntary prepayment of all or any portion of the Loans under Section 2.4(d) or make any mandatory prepayment of all or any portion of the Loans under Section 2.4(e) (with the exception of Section 2.4(e)(v)), Borrowers shall pay to Agent for the ratable account of each of the applicable Lenders whose Loans are so prepaid or repaid a prepayment premium in the amount of (A) 2.00% of the aggregate principal amount of the Loans so prepaid if such prepayment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, (B) 1.00% of the aggregate principal amount of the Loans so prepaid if such prepayment occurs on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, and (C) 0.00% of the aggregate principal amount of the Loans so prepaid if such prepayment occurs on or after the third anniversary of the Closing Date (such applicable premium, the “Call Premium”).  Such applicable amount shall be due and payable on the date of prepayment (whether or not an Event of Default is occurring and prior to and after acceleration of the Loans) and shall be a condition precedent to the effectiveness of any applicable amendment, waiver or other modification referred to in Section 14.2.

(h)                                 Application Among Loans.  If one (1) or more LIBOR Rate Loans are outstanding along with Base Rate Loans, all payments from Borrowers applied to the Loans pursuant to Section 2.4(a), Section 2.4(d), Section 2.4(e), or Section 2.4(f), shall be applied first to the principal amount of the Base Rate Loans outstanding, and then to the principal amount of the LIBOR Rate Loans, and if there is more than one (1) LIBOR Rate Loan outstanding, the payments shall be applied to the LIBOR Rate Loans in the order of occurrence of the last date of the Interest Period for such Loans.

2.5                               Promise to Pay; Promissory Notes.

(a)                                 Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)).  Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement.  Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)                                 Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes.  In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers.  Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.6                               Interest Rates; Rates, Payments, and Calculations.

(a)                                 Interest Rates.  Except as provided in Section 2.6(c), all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows: each Loan which is a (x) LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate plus the LIBOR Rate Margin and (y) Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Base Rate Margin.

(b)                                 [Reserved].

(c)                                  Default Rate.  Upon the occurrence and during the continuation of an Event of Default and at the election of Agent or the Required Lenders, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder.

(d)                                 Payment.  Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), (i) (x) all interest on Base Rate Loans and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month and (y) all interest on LIBOR Rate Loans hereunder shall be due and payable, in arrears, on the last day of each Interest Period therefor and, in the case of any Interest Period for a LIBOR Rate Loans of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period (this clause (y) “LIBOR Interest Payment Date”) and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).

(e)                                  Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)                                   Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7                               Crediting Payments.  The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 1:30 p.m.  If any payment item is received into Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8                               Designated Account.  Agent is authorized to make the Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Loans requested by Borrowers and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Borrowers, any Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9                               Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Loans made by Agent or the Lenders to Borrowers or for Borrowers’ account and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account.  Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.10                        Fees.  Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.11                        [Reserved].

2.12                        LIBOR Option.

(a)                                 Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrowers have properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the interest rate then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, at the written election of Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers) or the Required Lenders, Borrowers no longer shall have the option to request that Loans bear interest at a rate based upon the LIBOR Rate.

(b)                                 LIBOR Election.

(i)                                     Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers), after the occurrence and during the continuance of an Event of Default, to terminate the right of Borrowers to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. at least 1 Business Day prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. on the same day).  Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii)                                  Each LIBOR Notice shall be irrevocable and binding on Borrowers.  In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).  A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.  If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii)                               Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than seven (7) LIBOR Rate Loans in effect at any given time.  Borrowers may only exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $500,000.

(c)                                  Conversion.  Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d)                                 Special Provisions Applicable to LIBOR Rate.

(i)                                     The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii)                                  In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)                                  No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13                        Capital Requirements.

(a)                                 If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Lender’s, or such holding companies’ capital as a consequence of such Lender’s commitments hereunder to a level below that which such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrowers and Agent thereof.  Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)                                 If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may substitute a Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

(c)                                  Notwithstanding anything herein to the contrary, the protection of Sections 2.12(d), and 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders affected thereby to comply therewith.  Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14                        [Reserved].

2.15                        Joint and Several Liability of Borrowers.  Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(a)                                 Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(b)                                 If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(c)                                  The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(d)                                 Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

(e)                                  Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(f)                                   The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(g)                                  Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(h)                                 Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3.                                      CONDITIONS; TERM OF AGREEMENT.

3.1                               Conditions Precedent to the Initial Extension of Credit.  The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2                               Conditions Precedent to a Subsequent Extension of Credit.  If an Incremental Facility is requested, all conditions set forth in Section 2.1(b) shall have been satisfied.

3.3                               Maturity.  This Agreement shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms of this Agreement).

3.4                               Effect of Maturity.  On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full.  When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5                               Early Termination by Borrowers.  Borrowers have the option, at any time upon 10 Business Days prior written notice to Agent, to terminate this Agreement by repaying to Agent all of the Obligations in full.  The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

4.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1                               Due Organization and Qualification; Subsidiaries.

(a)                                 Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)                                 Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

(c)                                  Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent Borrower.  All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d)                                 Except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.

4.2                               Due Authorization; No Conflict.

(a)                                 As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)                                 As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate the Governing Documents of any Loan Party or its Subsidiaries, (ii) violate any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries or violate any provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, which violation could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3                               Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date and (b) registrations, consents, approvals, notices, or other actions (i) that have been obtained and that are still in force and effect, (ii) that are listed on Schedule 4.3 or (iii) the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

4.4                               Binding Obligations; Perfected Liens.

(a)                                 Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)                                 Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations, (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement, and subject only to the filing of financing statements, the recordation of the Copyright Security Agreement, and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, Liens in respect of the ABL Credit Agreement (subject to the terms of the Intercreditor Agreement), permitted purchase money Liens, or the interests of lessors under Capital Leases.

4.5                               Title to Assets; No Encumbrances.  Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby.  All of such assets are free and clear of Liens except for Permitted Liens.

4.6                               Litigation.

(a)                                 There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)                                 Schedule 4.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $500,000 that, as of the Closing Date, is pending or, to the knowledge of any Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.7                               Compliance with Laws.  No Loan Party nor any of its Subsidiaries is (a) in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws, Food

Security Laws, and Food Products Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, agreements, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8                               No Material Adverse Effect.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since December 27, 2014, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.

4.9                               Solvency.

(a)                                 Each Loan Party is Solvent.

(b)                                 No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10                        Employee Benefits.

(a)                                 Except as set forth on Schedule 4.10 (as such Schedule may be updated from time to time, without the consent of Agent, to include retirement and severance plans that are required by a Governmental Authority outside of the United States so long as such updated Schedule is delivered together with written notice thereof to Agent), no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

(b)                                 Each Loan Party and each of the ERISA Affiliates has complied in all material respects with ERISA, the IRC and all applicable laws regarding each Benefit Plan

(c)                                  Each Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Benefit Plan.

(d)                                 Each Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service.  To the best knowledge of each Loan Party and the ERISA Affiliates after due inquiry, nothing has occurred which would prevent, or cause the loss of, such qualification.

(e)                                  No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan.

(f)                                   No Notification Event exists or has occurred in the past six (6) years.

(g)                                  No Loan Party or ERISA Affiliate sponsors, maintains, or contributes to any Benefit Plan, including, without limitation, any such plan maintained to provide benefits to former employees of such entities that may not be terminated by any Loan Party or ERISA Affiliate in its sole discretion at any time without material liability.

(h)                                 No Loan Party or ERISA Affiliate has provided any security under Section 436 of the IRC.

4.11                        Environmental Condition.  Except as set forth on Schedule 4.11, (a) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) to each Loan Party’s knowledge, no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) to each Loan Party’s knowledge, no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.12                        Complete Disclosure.  All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to Agent on September 21, 2015 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

4.13                        Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act

of 2001) (the “Patriot Act”).  No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.14                        Indebtedness.  Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.15                        Payment of Taxes.  Except as otherwise permitted under Section 5.5, all tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable.  Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable.  No Borrower knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.16                        Margin Stock.  No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17                        Governmental Regulation.  No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18                        OFAC.  No Loan Party nor any of its Subsidiaries nor any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any loan made hereunder will be used, directly or indirectly, to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.19                        Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any

Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Borrower or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of any Borrower, no union representation question existing with respect to the employees of any Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Borrower or its Subsidiaries.  None of any Borrower or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from any Borrower or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20                        Leases.  Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such leases are valid and subsisting and no default by the applicable Loan Party or its Subsidiaries exists under any of them.

4.21                        [Reserved].

4.22                        [Reserved].

4.23                        Location of Inventory and Farm Products.  Except as set forth on Schedule 4.23 (as such Schedule may be updated pursuant to Section 5.14), other than inventory and Farm Products having an aggregate value of $500,000 or less (or such higher dollar amount as provided for in the ABL Credit Agreement at any time during the term hereof), the inventory or Farm Products of Borrowers and their Subsidiaries is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.23 (as such Schedule may be updated pursuant to Section 5.14).

4.24                        Inventory and Farm Products Records.  Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ inventory and Farm Products and the book value thereof.

4.25                        [Reserved].

4.26                        Material Contracts.  Set forth on Schedule 4.26 (as such Schedule may be updated from time to time in accordance herewith) is a list reasonably identifying the Material Contracts of each Loan Party and its Subsidiaries as of the Closing Date or the most recent date on which Borrowers provided the Compliance Certificate pursuant to Section 5.1, as applicable; provided, however, that Borrowers may amend Schedule 4.26 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Borrowers provide the Compliance Certificate.  Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms or have been terminated by one or more parties thereto in accordance with their terms other than as a result of a default thereunder) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to each Borrowers’ knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.6(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.

4.27                        Food Security Act.  Borrowers have registered, as contemplated by the Food Security Act, with the Secretary of State of each State in which farm products purchased by any Borrower are produced and which has established, or hereafter establishes, a central filing system (as defined in the Food Security Act) as a buyer of farm products produced in such State (such registrations, “FSA Registrations”) and each FSA Registration is in full force and effect.

4.28                        Food Products Laws.  Borrowers are in compliance in all material respects with all Food Products Notices delivered pursuant to Food Products Laws.

4.29                        Food Security Laws.  Borrowers are in compliance in all material respects with all Food Security Laws that are applicable to their business, including the manufacture, storage, transportation, import, export, sale and distribution of their products.

4.30                        Immaterial Subsidiaries No Immaterial Subsidiary (a) owns any assets (other than assets of a de minimis nature), (b) has any liabilities (other than liabilities of a de minimis nature), or (c) engages in any business activity.

5.                                      AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.1                               Financial Statements, Reports, Certificates.  Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent Borrower, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and as modified from time to time as permitted under the ABL Credit Agreement.

5.2                               Reporting.  Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3                               Existence.  Except as otherwise permitted under Section 6.3 or Section 6.4, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4                               Maintenance of Properties.  Each Borrower will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.

5.5                               Taxes.  Each Borrower will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that the validity of such governmental assessment or tax is the subject of a Permitted Protest.

5.6                               Insurance.  Each Borrower will, and will cause each of its Subsidiaries to, at Borrowers’ expense, (a) maintain insurance respecting each of each Borrower’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located and (b) obtain flood insurance in such total amount as Agent may from time to time reasonably require and in any event no less than the amount required by Flood Insurance Laws, if at any time the area in which any improvements located on any mortgaged property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Insurance Laws.  All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). Subject to the terms of the Intercreditor Agreement, all property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of property and general liability insurance are to be delivered to Agent, with the lender loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation.  If any Borrower or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrowers shall give Agent prompt notice of any loss exceeding $500,000 covered by their or their Subsidiaries’ casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7                               Inspection.

(a)                                 Each Borrower will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no

Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours.

(b)                                 Each Borrower will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct appraisals and valuations at such reasonable times and intervals as Agent may designate.  So long as no Default or Event of Default has occurred and is continuing, Agent agrees to provide Borrowers with a copy of the report for any such valuation upon request by Borrowers so long as (i) such report exists, (ii) the third person employed by Agent to perform such valuation consents to such disclosure, and (iii) Borrowers execute and deliver to Agent a non-reliance letter reasonably satisfactory to Agent.

5.8                               Compliance with Laws.  Each Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including all Food Security Laws, Food Products Laws and ERISA), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9                               Environmental.  Each Borrower will, and will cause each of its Subsidiaries to,

(a)                                 Keep any property either owned or operated by any Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)                                 Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests in writing,

(c)                                  Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)                                 Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Borrower or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10                        Disclosure Updates.  Each Borrower will, promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11                        Formation of Subsidiaries.  Each Borrower will, at the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and Security

Agreement, together with such other security agreements (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value greater than $1,000,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that the joinder to the Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Agent with respect to any Subsidiary of any Borrower that is a CFC, (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of a Borrower that is a CFC (and none of the Equity Interests of any Subsidiary of such CFC) shall be required to be pledged (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, surveys or other documentation with respect to all Real Property owned in fee and subject to a mortgage, including flood insurance).  Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.  To the extent any item of property that is not Collateral on the Closing Date, is subsequently included in the definition of Collateral, then Agent and Lenders shall request and receive such documents, agreements and instruments as they reasonably request in order to include such items of property in Collateral.

5.12                        Further Assurances.  Subject to the requirements set forth in Schedule 5.12, each Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, title policies, surveys, evidence of flood insurance and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by any Borrower or any other Loan Party with a fair market value in excess of $1,000,000 and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of a Borrower that is a CFC.  To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of each Borrower and its Subsidiaries, including all of the outstanding capital Equity Interests of each direct and indirect subsidiary of Parent Borrower (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs).  To the extent any item of property that is not Collateral on the Closing Date, is subsequently included in the definition of Collateral, then Agent and Lenders shall request and receive such documents, agreements and instruments as they reasonably request in order to include such items of property in Collateral.

5.13                        Lender Meetings.  Borrowers will, within 90 days after the close of each fiscal year of Parent Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrowers and their Subsidiaries and the projections presented for the current fiscal year of Parent Borrower.

5.14                        Location of Inventory and Farm Products.  Each Borrower will, and will cause each of its Subsidiaries to, keep its inventory and Farm Products only at the locations identified on Schedule 4.23 (other than inventory or Farm Products having an aggregate value of $500,000 or less (or such higher dollar amount as provided for in the ABL Credit Agreement at any time during the term hereof) and are not stored with a bailee, warehouseman, or similar party (other than in accordance with Section 6.13) and is located only at, or in-transit between in the ordinary course of business, the locations identified in Schedule 4.23) and their chief executive offices only at the locations identified on Schedule 4.23); provided, that Borrowers may amend Schedule 4.23 so long as such amendment occurs by written notice to Agent not less than 10 days prior to the date on which such inventory and Farm Products are moved to such new location or such chief executive office is relocated and so long as such new location is within the United States or Canada; provided, however, that inventory of a CFC may be located outside the United States.

5.15                        [Reserved].

5.16                        Food Security Act.  Borrowers will maintain their FSA Registrations where applicable and will cooperate fully with Agent in its efforts to obtain and analyze any information with respect to filings of “effective financing statements” or notices to Borrowers under the Food Security Act.  Borrowers will issue joint checks to growers or suppliers and their respective secured parties or otherwise obtain a release of such secured party’s Lien in accordance with the Food Security Act.

5.17                        Food Products Laws.

(a)                                 So long as Borrowers or any of their Subsidiaries purchase agricultural products from Food Products Sellers, Borrowers shall monitor the receipt of notices of Liens and/or trusts on their assets under any Food Products Law and provide prompt written notice thereof to Agent upon receipt thereof.

(b)                                 [reserved].

(c)                                  Borrowers and their Subsidiaries shall comply at all times with all existing and future Food Products Notices during their period of effectiveness under any Food Products Law, including directions to make payments to the Food Products Sellers by issuing payment instruments directly to the secured party with respect to any assets of the Food Products Sellers or jointly payable to the Food Products Sellers and any secured party with respect to the assets of such Food Products Sellers, as specified in the Food Products Notice, so as to terminate or release the Lien on any Food Products maintained by such Food Products Sellers or any secured party with respect to the assets of such Food Products Sellers under any Food Products Law.

(d)                                 In the event any Borrower or any of its Subsidiaries receives a Food Products Notice, such Person shall pay the related invoice within the payment terms specified therein and notify Agent of such receipt; provided, however, that such invoice may remain unpaid if, and only so long as (A) appropriate legal or administrative action has been commenced in good faith and is being diligently pursued or defended by such Person, (B) adequate reserves with respect to such contest are maintained on the books of such Loan Party, in accordance with GAAP, (C) such Person shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties, and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such payment, if such contest is terminated or discontinued adversely to such Person or the conditions set forth in this Section 5.17(d) are no longer met, and (D) Agent has not advised such Person in writing that it reasonably believes that nonpayment thereof could reasonably be expected to have or result in a Material Adverse Effect.

5.18                        Material Contracts.  Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 5.1 in respect of any calendar month, each Borrower will provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.

5.20                        Compliance with ERISA and the IRC. In addition to and without limiting the generality of Section 5.8, (a) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Benefit Plans, (b) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA)(other than to pay contributions or premiums payable in the ordinary course), (c) allow any facts or circumstances to exist with respect to one or more Benefit Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (e) operate each Benefit Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (e) furnish to Agent upon Agent’s written request such additional information about any Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.21                        Flood Hazard Insurance.With respect to each parcel of Real Property subject to a Mortgage, Agent has received (a) such flood hazard certifications, notices and confirmations thereof, and effective flood hazard insurance policies as are described in Schedule 5.12 (after giving effect to any extension of time in Schedule 3.6) with respect to Real Property collateral, (b) all flood hazard insurance policies required hereunder shall remain in full force and effect, and the premiums thereon shall be paid in full at all times, and (c) except as Borrowers have previously given written notice thereof to Agent, there has been no redesignation of any real property into or out of a special flood hazard area.

6.                                      NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

6.1                               Indebtedness.  Each Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2                               Liens.  Each Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3                               Restrictions on Fundamental Changes.  Each Borrower will not, and will not permit any of its Subsidiaries to,

(a)                                 other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Loan Parties, provided, that a Borrower must be the surviving entity of any such merger to which it is a party (and in case of any merger between Parent Borrower and any other Borrower, Parent Borrower must be the surviving entity of any such merger), (ii) any merger between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of any Borrower, in each case that are not Loan Parties,

(b)                                 liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of any Borrower that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating or dissolving and the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent, or

(c)                                  suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4.

6.4                               Disposal of Assets.  Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Borrower will not, and will not permit any of its Subsidiaries to convey, sell, lease (including sale/leaseback transactions), license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease (including sale/leaseback transactions), license, assign, transfer, or otherwise dispose of) any of its or their assets.

6.5                               Nature of Business.  Each Borrower will not, and will not permit any of its Subsidiaries to make any change in the nature of its or their business as described in Schedule 6.5 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.6                               Prepayments and Amendments.  Each Borrower will not, and will not permit any of its Subsidiaries to,

(a)                                 Except in connection with Refinancing Indebtedness permitted by Section 6.1; provided that any Refinancing Indebtedness of the ABL Credit Agreement shall be subject to the terms of the Intercreditor Agreement and shall not have a maturity date prior to the maturity date of (or have shorter weighted average life to maturity than) the ABL Credit Agreement on the Closing Date,

(i)                                     mandatorily or optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) subject to the terms of the Intercreditor Agreement, (i) payments, repayments and reborrowings under the ABL Credit Agreement (and other Loan Documents (as defined in the ABL Credit Agreement)) of ABL Obligations, including reimbursement obligations with respect to Letters of Credit (as defined in the ABL Credit Agreement) and repayment of Hedge Obligations (as defined in the ABL Credit Agreement) and/or (ii) any other voluntary or mandatory prepayments under the terms of the ABL Credit Agreement and the other ABL Documents as in effect on the Closing Date and as amended or restated during the term hereof in accordance with the Intercreditor Agreement including any payments of the ABL Obligations from ABL Priority Collateral or proceeds thereof, or (D) payment or prepayment of other secured Indebtedness (other than ABL Obligations) that becomes due as a result of the sale or transfer of, or casualty or condemnation event with respect to, the property or assets securing such Indebtedness if (in the case of a sale or transfer) such sale or transfer is permitted hereunder and such Indebtedness is repaid on or prior to three (3) Business Days after the receipt of proceeds therefrom, or

(ii)                                  make any payment on account of Indebtedness that has been contractually subordinated in right of payment or security to the Obligations if such payment is not permitted at such time under the subordination terms and conditions.

(b)                                 Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i)                                     any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness and (D) the ABL Documents in accordance with the terms of the Intercreditor Agreement,

(ii)                                  (A) any Food Product Grower Arrangement except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interest of any Loan Party or the Lenders or (B) any other Material Contract (other than any Food Product Grower Arrangement) except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (for the avoidance of doubt, Borrowers may terminate agreements with Seattle’s Best Coffee LLC and Miles Willard Technologies, LLP), or

(iii)                               the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.7                               Restricted Payments.  Each Borrower will not, and will not permit any of its Subsidiaries to make any Restricted Payment; provided, that, so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(a)                                 Parent Borrower may make distributions to former employees, officers, or directors of Parent Borrower (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Parent Borrower held by such Persons, provided, that the aggregate amount of such Restricted Payments made by Parent Borrower during the term of this Agreement plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $750,000 in the aggregate, and

(b)                                 Parent Borrower may make distributions to former employees, officers, or directors of Parent Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent Borrower on account of repurchases of the Equity Interests of Parent Borrower held by such Persons; provided that such Indebtedness being forgiven was incurred by such Persons solely to acquire Equity Interests of Parent Borrower.

6.8                               Accounting Methods.  Each Borrower will not, and will not permit any of its Subsidiaries to modify or change its fiscal year (other than upon 30-days’ prior written notice to Agent and subject to providing Agent with reasonably requested documents, including financial statements (including any stub year financials)) or its method of accounting (other than as may be required to conform to GAAP).

6.9                               Investments.  Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10                        Transactions with Affiliates.  Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Borrower or any of its Subsidiaries except for :

(a)                                 transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Borrower or its Subsidiaries, on the one hand, and any Affiliate of such Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by such Borrower or its Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to such Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)                                 so long as it has been approved by such Borrower’s or its applicable Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or its applicable Subsidiary,

(c)                                  so long as it has been approved by such Borrower’s or its applicable Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower and its Subsidiaries in the ordinary course of business and consistent with industry practice, and

(d)                                 transactions permitted by Section 6.3 or Section 6.7, or any Permitted Intercompany Advance.

6.11                        Use of Proceeds.  Each Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Funds Flow Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors).

6.12                        Limitation on Issuance of Equity Interests.  Except for the issuance or sale of Qualified Equity Interests by Parent Borrower, each Borrower will not, and will not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.

6.13                        Inventory and Farm Products with Bailees.  Each Borrower will not, and will not permit any of its Subsidiaries that is a Loan Party to store its inventory and Farm Products at any time with a bailee, warehouseman, or similar party, unless, in each case, it has complied with the requirements set forth in Section 6.13 of the ABL Credit Agreement as in effect on the Closing Date and amended and restated during the term hereof in accordance with the Intercreditor Agreement.

6.14                        Restrictive Agreements.  Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Parent Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to Parent Borrower or any other Subsidiary, to guarantee the Obligations of Borrowers or any other Subsidiary or to transfer any of its property or assets to Parent Borrower or any Subsidiary of Parent Borrower; provided that the foregoing shall not apply to restrictions or conditions imposed by law, by this Agreement, any other Loan Document (including the Intercreditor Agreement), or the ABL Documents in effect on the date hereof or, so long as such restrictions or conditions are no more onerous than those imposed under this Agreement or any other Loan Documents.

6.15                        Hedge Agreements.  Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedge Agreements, other than Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks to which any Borrower or any Subsidiary thereof is exposed in the conduct of its business or the management of its liabilities.

6.16                        Bank Products.  Excluding Wells Fargo and excluding the accounts held at U.S. Bank National Association as of the Closing Date, the Loan Parties will not maintain depository relationships with other financial institutions such that the aggregate cash and other property deposited in all such accounts with all such institutions exceeds $250,000 for more than five (5) business days.

6.17                        Compliance with Governmental Regulations.

(a)                                 The Borrowers will not, and will not permit any of their Subsidiaries to, (i) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Agent from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Agent at any time to enable the Lenders or the Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

(b)                                 The Borrowers will not, and will not permit any of their Subsidiary to, use any Loan or the proceeds of any Loan, or lend, contribute or otherwise make available any Loan or the proceeds of any Loan to any Sanctioned Person, to fund any activities of or business with any Sanctioned Person or in any Sanctioned Country, or in any other manner that will result in a violation by any Person

(including any Person participating in the transaction, whether as Agent, any Lender or otherwise) of Sanctions.

(c)                                  The Borrower will not, and will not permit any Subsidiary to, use any Loan or the proceeds therefrom for any purpose that would violate the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and any similar anti-corruption legislation or laws in any other jurisdiction.

6.18                        Employee Benefits.

(a)                                 Terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC.

(b)                                 Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Benefit Plan, agreement relating thereto or applicable Law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect.

(c)                                  Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $50,000 with respect to all Pension Plans in the aggregate.

(d)                                 Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Pension or (ii) any Multiemployer Plan.

(e)                                  Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.10.

(f)                                   Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Plan under the IRC.

6.19                        Immaterial Subsidiaries.  Borrowers will not permit any Immaterial Subsidiary to (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature), or (c) engage in any business activity.

7.                                      FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

7.1                               Fixed Charge Coverage Ratio.  Commencing with the first fiscal quarter of 2016, Borrowers will have a Fixed Charge Coverage Ratio, measured at the end of each fiscal quarter for the four (4) quarters then ended, of at least 1.1:1.0.

7.2                               Total Leverage Ratio.  Borrowers will have a Total Leverage Ratio, measured at the end of each fiscal quarter during the period below, of not more than the ratio set forth opposite such date below:

Fiscal Quarters Ending	Ratio
March 26, 2016 through September 24, 2016	5.00:1.00
September 25, 2016 through December 31, 2016	4.75:1.00
January 1, 2017 through April 1, 2017	4.50:1.00
April 2, 2017 through July 1, 2017	4.25:1.00
July 2, 2017 through September 30, 2017	4.00:1.00
October 1, 2017 through March 31, 2018	3.75:1.00
April 1, 2018 and thereafter	3.50:1.00

8.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1                               Payments.  If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days or (b) all or any portion of the principal of the Loans;

8.2                               Covenants.  If any Loan Party or any of its Subsidiaries:

(a)                                 fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any

Borrower), 5.10, 5.11, 5.13, or 5.14, 5.16, 5.17 and 5.20 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;

(b)                                 fails to perform or observe any covenant or other agreement contained in any of Sections 5.3, (other than if any Borrower is not in good standing in its jurisdiction of organizations), 5.4, 5.5, 5.8, 5.12, 5.18 and 5.21 of this Agreement and such failure continues for a period of 10 days (or, for a period of 3 days in the case of Section 5.18) after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent; or

(c)                                  fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;

8.3                               Judgments.  If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $500,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4                               Voluntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5                               Involuntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) and any of the following events occur: (a) such Loan Party or such Subsidiary (other than any Immaterial Subsidiary) consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary (other than any Immaterial Subsidiary), or (e) an order for relief shall have been issued or entered therein;

8.6                               Default Under Other Agreements.  If there is a default under the ABL Credit Agreement or in one or more other agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $750,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;

8.7                               Representations, etc.  If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.8                               Guaranty.  If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.9                               Security Documents.  If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, Liens in respect of the ABL Credit Agreement (subject to the terms of the Intercreditor Agreement), permitted purchase money Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $500,000, or (c) as the result of an action or failure to act on the part of Agent;

8.10                        Loan Documents.  The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

8.11                        Change of Control.  A Change of Control shall occur, whether directly or indirectly.

8.12                        ERISA. The occurrence of any of the following events:  (a) any Loan Party or ERISA Affiliate fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure could reasonably be expected to result in liability in excess of $50,000, (b) an accumulated funding deficiency or funding shortfall in excess of $50,000 occurs or exists, whether or not waived, with respect to any Pension Plan, individually or in the aggregate, (c) a Notification Event, which could reasonably be expected to result in liability in excess of $50,000, either individually or in the aggregate, or (d) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in excess of $50,000 in the aggregate, or fails to make any Withdrawal Liability payment when due.

8.13                        Conditions Subsequent.  The failure by Borrowers to perform or cause to be performed any of the conditions subsequent set forth on Schedule 8.13 as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group).

9.                                      RIGHTS AND REMEDIES.

9.1                               Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)                                 declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;

(b)                                 declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Lender to make Loans; and

(c)                                  exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity; provided, that, with respect to an Event of Default occurring after the fiscal quarter ended June 25, 2016 resulting solely from failure of Borrowers to comply with the financial covenants set forth in Section 7, neither Agent nor the Required Lenders may exercise the foregoing remedies in this Section 9.1 until the date that is the earlier of (1) 10 Business Days after the day on which financial statements are required to be delivered for the applicable fiscal month and (2) the date that Agent receives notice that there will not be a Curative Equity contribution made for such fiscal month.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrowers.

9.2                               Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.3                               Curative Equity.

(g)                                  Subject to the limitations set forth in clause (e) below, Borrowers may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of any of the financial covenants set forth in Section 7 (the “Specified Financial Covenant”) if they receive the cash proceeds of an investment of Curative Equity within 10 Business Days after the date on which the Specified Financial Covenants are first required to be tested pursuant to the terms hereof.

(h)                                 Borrowers shall promptly notify Agent of its receipt of any proceeds of Curative Equity (and shall immediately apply the same to the payment of the Obligations in the manner specified in Section 2.4(e)(i)).

(i)                                     Any investment of Curative Equity shall be in immediately available funds.

(j)                                    Upon delivery of a certificate by Borrowers to Agent as to the amount of the proceeds of such Curative Equity and that such amount (i) has been applied in accordance with clause (b) above, and (ii) is in an amount equal to or greater than the amount required by clause (e) below, then any Event of Default that occurred and is continuing from a breach of any of the Specified Financial

Covenants shall be deemed cured with no further action required by the Required Lenders.  Prior to the date of the delivery of a certificate conforming to the requirements of this Section, any Event of Default that has occurred as a result of a breach of any of the Specified Financial Covenants shall be deemed to be continuing.  In the event Borrowers do not cure all financial covenant violations as provided in this Section 9.3, the existing Event(s) of Default shall continue unless waived in writing by the Required Lenders in accordance herewith.

(a)                                 Notwithstanding anything to the contrary contained in the foregoing or this Agreement, (i) Borrowers’ rights under this Section 9.3 may (A) not be exercised on or prior to the fiscal quarter ended June 25, 2016, (B) be exercised not more than three (3) times during the term of this Agreement, (C) not be exercised twice within any 180 day period, (D) not be exercised if the amount of the proposed investment of Curative Equity, together with the amount of all prior investments of Curative Equity, exceeds $10,000,000, (E) not be exercised if the amount of the proposed investment of Curative Equity exceeds $2,000,000, (ii) the Curative Equity contributed in any fiscal quarter shall be no greater than the amount required to cause Borrowers to be in compliance with the Specified Financial Covenants as at the end of such fiscal quarter, and (iii) the Curative Equity shall be disregarded for all purposes under the Loan Documents other than curing the breach of the Specified Financial Covenants for such fiscal quarter, including for purposes of determining EBITDA for any pricing, financial covenant based conditions or any baskets with respect to the covenants contained in this Agreement and there shall be no pro forma reduction in Indebtedness with the proceeds of any Curative Equity for determining compliance with the any of the financial covenants set forth in Section 7 or for any other purpose under the Loan Documents, including determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the quarter in which such Curative Equity is used, but shall be added to EBITDA solely for purposes of calculating compliance with the Specified Financial Covenant.

9.4                               Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that the Liens granted to Agent pursuant to the Loan Documents, and the exercise of any right or remedy by Agent or the Lenders thereunder, are subject to the terms of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and any of the other Loan Documents, the terms of the Intercreditor Agreement shall govern and control.

10.                               WAIVERS; INDEMNIFICATION.

10.1                        Demand; Protest; etc.  Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2                        The Lender Group’s Liability for Collateral.  Each Borrower hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3                        Indemnification.  Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than BSP Agency and its Affiliates) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance hereunder, or the use of the proceeds of the Loans provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction determines pursuant to a final nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to any Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Borrower:	c/o Parent Borrower Inventure Foods, Inc. 5415 East High Street, Suite 350 Phoenix, Arizona 85054 Attn: Steve Weinberger Fax No.: 602.522.2690
with copies to:	DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 Attn: Gregory R. Hall Fax No.: 480.606.5528
If to Agent:	BSP Agency, LLC 9 West 57th Street, Suite 4920 New York, New York 10019
Attn: Steven Crino Fax No.: 212.588.6701

with copies to:	King & Spalding LLP 100 N Tryon Street Suite 3900 Charlotte, NC 28202 Attn: Bryant Gatrell Fax No.: 704.503.2622

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)                                 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS

PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)                                  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”).  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)                                 EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)                                  NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY

SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1                        Assignments and Participations.

(a)                                 (i)                                     Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)                               Borrowers; provided, that no consent of Borrowers shall be required (1)  if an Event of Default has occurred and is continuing or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within 5 Business Days after having received notice thereof; and

(B)                               Agent.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               no assignment may be made (i) to a Competitor, or (ii) to a natural person,

(B)                               no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C)                               the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)                                the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,

(F)                                 unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(G)                               the assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire in a form approved by Agent.

(b)                                 From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)                                  Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its

Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, (vii) no participations shall be sold to any “lender”, “secured party” or “agent” under the ABL Credit Agreement unless such Person is a Lender on the Closing Date, and (viii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)                                   In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9,  disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.

(g)                                  Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank, any central bank, the Farm Credit Funding Corp. or to any entity organized under the Farm Credit Act and such Person may enforce such pledge or security interest in any manner permitted under applicable law.

(h)                                 Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Commitments and Loan (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”).  Other than in connection with an assignment by a Lender of all or any portion of its portion of the Commitments and Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.  In the case of any assignment by a Lender of all or any portion of its Commitments and Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i)                                     In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j)                                    Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the event it is required to have one) available for review by Borrowers from time to time as Borrowers may reasonably request.

13.2                        Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.                               AMENDMENTS; WAIVERS.

14.1                        Amendments and Waivers.

(a)                                 No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)                                     increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii)                                  postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)                               reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders) but including the Make-Whole Premium and any applicable Call Premium)),

(iv)                              amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders or all affected Lenders,

(v)                                 amend, modify, or eliminate Section 3.1,

(vi)                              amend, modify, or eliminate this Section 14.1 or Section 15.11,

(vii)                           [reserved],

(viii)                        amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”,

(ix)                              contractually subordinate any of Agent’s Liens or subordinate the Obligations (other than as provided in the Intercreditor Agreement),

(x)                                 other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or

(xi)                              amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(f);

(b)                                 No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i)                                     the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),

(ii)                                  any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;

(c)                                  [Reserved];

(d)                                 [Reserved];

(e)                                  [Reserved];

(f)                                   Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.

(g)                                  Anything in this Section 14.1 to the contrary notwithstanding, Borrowers and Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents if Agent and Borrowers have jointly identified an ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable administrative change, in each case, in any provision of any Loan Document, then Agent and Borrowers shall be permitted to amend such provision without the consent of any Lender, and the resulting amendment shall become effective without any further action or consent of any other party to any Loan Document if the Required Lenders do not provide to Agent written notice of their objection to such amendment within ten (10) Business Days following receipt of written notice of such amendment and guarantees, collateral security documents and related documents executed by any Loan Party in connection with this Agreement may be in a form reasonably determined by Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

14.2                        Replacement of Certain Lenders.

(a)                                 If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)                                 Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and

Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations relating to its Commitments (without any premium or penalty of any kind whatsoever, but including  all interest, fees and other amounts that may be due in payable in respect thereof (for the avoidance of doubt, such assignment shall not be deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.4(g))).  If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name of and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Loans.

14.3                        No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrowers of any provision of this Agreement.  Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.                               AGENT; THE LENDER GROUP.

15.1                        Appointment and Authorization of Agent.  Each Lender hereby designates and appoints BSP Agency as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2        Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3        Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or its Subsidiaries.

15.4        Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5        Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6        Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis  with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7        Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.

Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders.  In the event Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8        Agent in Individual Capacity.  BSP Agency and its Affiliates may make loans to, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though BSP Agency were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, BSP Agency or its Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Loan Document that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.

15.9        Successor Agent.  Agent may resign as Agent upon 30 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers).  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent.  Agent’s resignation shall be effective upon the earlier of (a) 30 days from the date of Agent’s resignation or (b) the appointment of a successor agent and execution of agency transfer documents.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was

Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10      Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Loan Document that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11      Collateral Matters.

(a)           The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11.  The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.  Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorize Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b)           Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by Borrowers or their Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or (iv) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

15.12      Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)           If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Share; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13      Agency for Perfection.  Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14      Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15      Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16      [Reserved].

15.17      Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

15.18      [Reserved].

16.                               WITHHOLDING TAXES.

16.1        Payments.  All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.  In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Indemnified Taxes, and in the event any deduction or withholding of Indemnified Taxes is required, Borrowers shall comply with the next sentence of this Section 16.1.  If any Indemnified Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein.  Borrowers will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers.  Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

16.2        Exemptions.

(a)           If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i)            if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Parent Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii)           if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii)          if such Lender or Participant is entitled  to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)          if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v)           a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)           Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.  Each Lender, on or prior to the date on which such Lender becomes a Lender hereunder, and each Participant, on or prior to the date on which such Participant acquires a participation hereunder, and in each case, from time to time thereafter, either upon the request of the Parent Borrower or Agent or upon the expiration or obsolescence of any previously delivered documentation, shall furnish to the Parent Borrower and Agent any documentation that is required under FATCA to enable Borrowers or Agent to determine and  execute its obligations, duties and liabilities with respect to FATCA, including but not limited to any taxes it may be required to withhold in respect of FATCA.

(c)           If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)           If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of  the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant.  To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable.  Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

16.3        Reductions.

(a)           If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax.  If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any

Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4        Refunds.  If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person.  Notwithstanding anything to the contrary in this Section 16.4, in no event will Agent or any Lender be required to pay any amount to Borrowers pursuant to this Section 16.4 the payment of which would place Agent or such Lender in a less favorable net after-Tax position than Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

17.                               GENERAL PROVISIONS.

17.1        Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5        [Reserved].

17.6        Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7        Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8        Revival and Reinstatement of Obligations.

(a)           If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

(b)           [Reserved].

17.9        Confidentiality.

(a)           Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations,

assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group  and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) to current or prospective assignees or participants, direct or contractual counterparties to any Hedge Agreement and to their respective Affiliates, officers, directors, employees, attorneys, and agents, provided that prior to receipt of Confidential Information any such current or prospective assignee, participant, current or prospective or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, (x) to the National Association of Insurance Commissioners, CUSIP Service Bureau or any similar organization, regulatory authority, examiner or nationally recognized ratings agency and (xi) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)           Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.

(c)           The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities).  The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.10      Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid and so long as the Commitments have not expired or been terminated.

17.11      Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.  In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual  background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

17.12      Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13      Parent Borrower as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Parent Borrower as the borrowing agent and attorney-in-fact for all Borrowers, which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Parent Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Parent Borrower (a) to provide Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Parent Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Parent Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Parent Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.14      Intercreditor Agreement.  Each Lender (a) hereby consents to the priority of the Liens securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) hereby authorizes and instructs Agent to enter into the Intercreditor Agreement.

17.15      Waiver of Rights Under Farm Credit Act.  Each Borrower, having been represented by legal counsel in connection with this Agreement and the other Loan Documents and, in particular, in connection with the waiver contained in this Section 17.15, does hereby voluntarily and knowingly waive, relinquish, and agree not to assert at any time, any and all rights that it may have or be afforded under the sections of the Agricultural Credit Act of 1987 designated as 12 U.S.C. Sections 2199 through 2202e and the implementing Farm Credit Administration regulations as set forth in 12 C.F.R. Sections 617.7000 through 617.7630, including those provisions which may afford such Borrower certain rights, and/or impose on any lender to a borrower certain duties, with respect to the collection of any amounts owing hereunder or the foreclosure of any liens securing any such amounts, or which require Agent or any present or future Lender or participant to disclose to a Borrower the nature of any such rights or duties.  This waiver is given by Borrowers pursuant to the provisions of 12 C.F.R. Section 617.7010(c) to induce the Lenders to fund and extend to Borrowers the credit facilities described herein and to induce those Lenders which are Farm Credit Lenders to agree to provide such credit facilities commensurate with their individual commitments as they may exist from time to time.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

INVENTURE FOODS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

RADER FARMS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

FRESH FROZEN FOODS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

WILLAMETTE VALLEY FRUIT COMPANY,
a Delaware corporation

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

POORE BROTHERS-BLUFFTON, LLC,
a Delaware limited liability company

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

BOULDER NATURAL FOODS, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

TEJAS PB DISTRIBUTING, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

LA COMETA PROPERTIES, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

BN FOODS, INC.,
a Colorado corporation

By:	/s/ Steve Weinberger
Name:	Steve Weinberger
Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

BSP AGENCY, LLC, a Delaware limited liability company, as Agent

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

PECM STRATEGIC FUNDING L.P.,
as a Lender

By: PECM Strategic Funding GP, L.P., its general partner

By: PECM Strategic Funding GP Ltd., its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

GRIFFIN-BENEFIT STREET PARTNERS
BDC CORP, as a Lender

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

BENEFIT STREET PARTNERS SMA-C L.P., as a Lender

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

PROVIDENCE DEBT FUND III L.P.,
as a Lender

By: Providence Debt Fund III GP L.P., its general partner

By: Providence Debt Fund III Ultimate GP Ltd., its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND SPV LLC,
as a Lender

By: Benefit Street Partners Capital Opportunity Fund L.P., its managing member

By: Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By: Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

ACCEPTED AND ACKNOWLEDGED BY:

BSP AGENCY, LLC, a Delaware limited liability company

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                               between                                  (“Assignor”) and                                       (“Assignee”).  Reference is made to the Credit Agreement described in Annex I hereto (the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.                                      In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2.                                      The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any Guarantor or the performance or observance by Borrowers or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Revolving Loans assigned hereunder, as reflected on Assignor’s books and records.

3.                                      The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4.                                      Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent.

The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.

5.                                      As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6.                                      Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I).  From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date.  On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7.                                      This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.                                      THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By:
Name:
Title:

ACCEPTED THIS DAY OF

BSP AGENCY, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:

[INVENTURE FOODS, INC., a Delaware corporation,
as Administrative Borrower

By:
Name:
Title:

RADER FARMS, INC., a Delaware corporation

By:
Name:
Title:

FRESH FROZEN FOODS, INC., a Delaware corporation

By:
Name:
Title:

WILLAMETTE VALLEY FRUIT COMPANY, a Delaware corporation

By:
Name:
Title:

POORE BROTHERS-BLUFFTON, LLC, a Delaware limited liability company

By:
Name:
Title:

BOULDER NATURAL FOODS, INC., an Arizona corporation

By:
Name:
Title:

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By:
Name:
Title:

LA COMETA PROPERTIES, INC., an Arizona corporation

By:
Name:
Title:

BN FOODS, INC., a Colorado corporation

By:
Name:
Title:	](1)

(1)  Include if Parent Borrowers’ consent is required by Section 13.1 of the Credit Agreement.

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrowers: Inventure Foods, Inc., a Delaware corporation (“Parent Borrower”), and the Subsidiaries of Parent Borrower identified on the signature pages of the Credit Agreement

2.	Name and Date of Credit Agreement:

Credit Agreement dated as of November [  ], 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Borrowers, the lenders identified on the signature pages thereof, and BSP Agency, LLC, a Delaware limited liability company (“BSP”), as administrative agent for each member of the Lender Group.

3.	Date of Assignment Agreement:

4.	Amounts:

	a. Assigned Amount of Revolver Commitment	$

	b. Assigned Amount of Revolving Loans	$

5.	Settlement Date:

6.	Purchase Price	$

7.	Notice and Payment Instructions, etc.

	Assignee:	Assignor:

FORM OF

NOTICE OF BORROWING

TO:	BSP Agency, LLC, as Administrative Agent

RE:

Credit Agreement dated as of November 18, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Borrowers, the lenders identified on the signature pages thereof, and BSP Agency, LLC, a Delaware limited liability company (“BSP”), as administrative agent for each member of the Lender Group. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[ , 20 ]

Pursuant to Section [2.1(a)] [and/or] [2.1(b)] of the Credit Agreement, the Borrowers hereby request the following (the “Proposed Borrowing”):

[Term Loan be made as follows:](1)

Date	Amount		Interest Rate (Alternate Base Rate/ LIBOR Rate)	Interest Period (one, two, three or six months — for LIBOR Rate only)
Closing Date	$	[ ]

[Incremental Facility be made as follows:](2)

Date	Amount	Interest Rate (Alternate Base Rate/ LIBOR Rate)(3)	Interest Period (one, two, three or six months — for LIBOR Rate only)

(1)  Only to be used on the Closing Date

(2)  Only to be used in connection with an Incremental Facility issued pursuant to Section 2.1(b).

(3)  LIBOR Rate is only available if this Notice of Borrowing is provided to the Administrative Agent not later than one Business Day prior to the date of the requested borrowing.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a)                                 The representations and warranties made by the Loan Parties in the Credit Agreement and in the Loan Documents and which are contained in any certificate furnished at any time under or in connection with the Credit Agreement shall be (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case on and as of the date of the Proposed Borrowing as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)                                 No Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing or after giving effect to the Proposed Borrowing unless such Default or Event of Default shall have been waived in accordance with the Credit Agreement.

(c)                                  If an Incremental Facility is requested, all conditions set forth in Section 2.1(b) of the Credit Agreement shall have been satisfied.

This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INVENTURE FOODS, INC., a Delaware corporation

By:
Name:
Title:

RADER FARMS, INC., a Delaware corporation

By:
Name:
Title:

FRESH FROZEN FOODS, INC., a Delaware corporation

By:
Name:
Title:

WILLAMETTE VALLEY FRUIT COMPANY, a Delaware corporation

By:
Name:
Title:

POORE BROTHERS-BLUFFTON, LLC, a Delaware limited liability company

By:
Name:
Title:

BOULDER NATURAL FOODS, INC., an Arizona corporation

By:
Name:
Title:

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By:
Name:
Title:

LA COMETA PROPERTIES, INC., an Arizona corporation

By:
Name:
Title:

BN FOODS, INC., a Colorado corporation

By:
Name:
Title:

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Parent Borrower’s letterhead]

To:                             BSP Agency, LLC

9 West 57th Street, Suite 4920

New York, New York 10019

Attn: Steven Crino

Re:                             Compliance Certificate dated                 , 20

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 18, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Inventure Foods, Inc., a Delaware corporation (“Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages thereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and BSP Agency, LLC, a Delaware limited liability company (“BSP”), as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 5.1 of the Credit Agreement, the undersigned officer of Parent Borrower hereby certifies as of the date hereof that:

1.                                      The financial information of Parent Borrower and its Subsidiaries furnished in Schedule 1 attached hereto has been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for year-end audit adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Parent Borrower and its Subsidiaries as of the date set forth therein.

2.                                      Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Parent Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.

3.                                      Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what action Parent Borrower and/or its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4.                                      Except as set forth on Schedule 3 attached hereto, the representations and warranties of Parent Borrower and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.

5.                                      Parent Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 7.1 and 7.2 of the Credit Agreement as demonstrated on Schedule 4 hereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of                , 20   .

INVENTURE FOODS, INC.,
a Delaware corporation, as Parent Borrower

By:
Name:
Title:	Chief Financial Officer

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Financial Covenants

Fixed Charge Coverage Ratio

Borrowers’ Fixed Charge Coverage Ratio, measured as of the fiscal quarter ended              , 20   for the four (4) fiscal quarters then ended , is    :1.0, which ratio [is/is not] greater than or equal to the ratio set forth in Section 7.1 of the Credit Agreement for the corresponding period.

Total Leverage Ratio

Borrowers’ Total Leverage Ratio, measured as of fiscal quarter ended                 , 20   , is    :1.0, which ratio [is/is not] greater than or equal to the ratio set forth in Section 7.2 of the Credit Agreement for the corresponding period.

EXHIBIT L-1

FORM OF LIBOR NOTICE

BSP Agency, LLC, as Agent
under the below referenced Credit Agreement
9 West 57th Street, Suite 4920

New York, New York 10019

Ladies and Gentlemen:

Reference hereby is made to that certain Credit Agreement dated as of November 18, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Inventure Foods, Inc., a Delaware corporation (“Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages thereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and BSP Agency, LLC, a Delaware limited liability company (“BSP”), as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrowers’ request to elect the LIBOR Option with respect to outstanding Revolving Loans in the amount of $         (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of [1, 2, 3, or 6] month(s) commencing on                            .

This LIBOR Notice further confirms Borrowers’ acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Parent Borrower represents and warrants that (i) as of the date hereof, the representations and warranties of Borrowers contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date)), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

Dated:

INVENTURE FOODS, INC., a Delaware corporation, as Parent Borrower

By
Name:
Title:

Acknowledged by:

BSP AGENCY, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:

2

EXHIBIT P-1

FORM OF PERFECTION CERTIFICATE

Reference is hereby made to (a) that certain Credit Agreement dated as of November 18, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among the lenders identified on the signature pages thereof, BSP Agency, LLC, a Delaware limited liability company (“BSP”), as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”), Inventure Foods, Inc., a Delaware corporation (the “Parent Borrower”) and the Subsidiaries of the Parent Borrower identified on the signature pages thereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”) and (b) that certain Guaranty and Security Agreement dated as of November 18, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”) by and among Borrowers, the Subsidiaries of Borrowers parties thereto as “Grantors”, and Agent.

All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.  Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  As used herein, the term “Loan Parties” shall mean the “Loan Parties” as that term is defined in the Credit Agreement and “Code” shall mean the “Code” as that term is defined in the Guaranty and Security Agreement.

The undersigned, the          of                , hereby certifies (in my capacity as            and not in my individual capacity)(1) to Agent and each of the other members of the Lender Group as follows as of November 18, 2015:

1.                                      Names.

(a)                                 The exact legal name of each Loan Party, as such name appears in its certified certificate of incorporation, articles of incorporation, certificate of formation, or any other organizational document, is set forth in Schedule 1(a).  Each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Loan Party that is a registered organization, the Federal Taxpayer Identification Number of each Loan Party and the jurisdiction of formation of each Loan Party.  Each Loan Party has qualified to do business in the states listed on Schedule 1(a).

(b)                                 Set forth in Schedule 1(b) hereto is a list of any other legal names each Loan Party has had in the past five years, together with the date of the relevant name change.

(1)  Insert appropriate officer(s), as applicable.

(c)                                  Set forth in Schedule 1(c) is a list of all other names used by each Loan Party in connection with any business or organization to which such Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise or on any filings with the Internal Revenue Service, in each case, at any time in the past five years.  Except as set forth in Schedule 1(c), no Loan Party has changed its jurisdiction of organization at any time during the past four months.

2.                                      Chief Executive Offices.  The chief executive office of each Loan Party is located at the address set forth in Schedule 2 hereto.

3.                                      Real Property.

(a)                                 Attached hereto as Schedule 3(a) is a list of all (i) Real Property (as defined in the Guaranty and Security Agreement) of each Loan Party, (ii) filing offices for any mortgages encumbering the Real Property or to encumber, the Real Property as of the Closing Date, (iii) common names, addresses and uses of each parcel of Real Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule.  Except as described on Schedule 3(a) attached hereto:  (A) no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 3(a) and (B) no Loan Party has any leases which require the consent of the landlord, tenant or other party thereto to the transactions contemplated by the Loan Documents.

(b)                                 Schedule 3(b) sets forth all third parties (“Bailees”) with possession of any Collateral (including inventory and equipment) of the Loan Parties, including the name and address of such Bailee, a description of the inventory and equipment in such Bailee’s possession and the location of such inventory and equipment (if none please so state).

4.                                      Extraordinary Transactions.  Except for those purchases, mergers, acquisitions, consolidations, and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.

5.                                      File Search Reports.  Attached hereto as Schedule 5 is a true and accurate summary of certified file search reports from (a) the Uniform Commercial Code filing offices (i) in each jurisdiction of formation identified in Section 1(a) and in each location identified Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule 1(c) or Schedule 4 with respect to each legal name of the person or entity from which each Loan Party purchased or otherwise acquired any assets and (b) each filing office in each real estate recording office identified on Schedule 3(a) for any Real Property Collateral.  A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to Agent.

6.                                      UCC Filings.  The financing statements (duly authorized by each Loan Party constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 relating to the Guaranty and Security Agreement or the Real Property, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

7.                                      Schedule of Filings.  Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the

2

appropriate filing offices for the filings described in Schedule 11(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral (as defined in the Guaranty and Security Agreement) granted, assigned or pledged to Agent pursuant to the Guaranty and Security Agreement or any other Loan Document.  No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted, assigned or pledged to Agent pursuant to the Loan Documents.

8.                                      Termination Statements.  Attached hereto as Schedule 8 are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8 hereto with respect to each Lien described therein.

9.                                      Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, Equity Interests of each Loan Party and its Subsidiaries and the record and beneficial owners of such Equity Interests.  Also set forth on Schedule 9(a) is each equity investment of each Loan Party that represents 50% or less of the equity of the entity in which such investment was made.  Attached hereto as Schedule 9(b) is a true and correct organizational chart of Parent Borrower and its Subsidiaries.

10.                               Instruments and Chattel Paper.  Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of Indebtedness held by each Loan Party as of November 18, 2015 having an aggregate value or face amount in excess of $250,000, including all intercompany notes between or among any two or more Loan Parties or any of their Subsidiaries.

11.                               Intellectual Property.

(a)                                 Schedule 11(a) provides a complete and correct list of all registered Copyrights (as defined in the Guaranty and Security Agreement) owned by any Loan Party, all applications for registration of Copyrights owned by any Loan Party, and all other Copyrights owned by any Loan Party and material to the conduct of the business of any Loan Party.  Schedule 11(a) provides a complete and correct list of all Patents (as defined in the Guaranty and Security Agreement) owned by any Loan Party and all applications for Patents owned by any Loan Party.  Schedule 11(a) provides a complete and correct list of all registered Trademarks (as defined in the Guaranty and Security Agreement) owned by any Loan Party, all applications for registration of Trademarks owned by any Loan Party, and all other Trademarks owned by any Loan Party and material to the conduct of the business of any Loan Party.

(b)                                 Schedule 11(b) provides a complete and correct list of all Intellectual Property Licenses (as defined in the Guaranty and Security Agreement) entered into by any Loan Party pursuant to which (i) any Loan Party has provided any license or other rights in Intellectual Property (as defined in the Guaranty and Security Agreement) owned or controlled by such Loan Party to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (ii) any Person has granted to any Loan Party any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party;

(c)                                  Attached hereto as Schedule 11(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office (as applicable) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, United Patents, United States Copyrights and Intellectual Property Licenses set forth on Schedule 11(a) and

3

Schedule 11(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12.                               Commercial Tort Claims.  Attached hereto as Schedule 12 is a true and correct list of all commercial tort claims that exceed $250,000 held by each Loan Party, including a brief description thereof.

13.                               Commodities Accounts, Deposit Accounts and Securities Accounts.  Attached hereto as Schedule 13 is a true and complete list of all Commodities Accounts, Deposit Accounts and Securities Accounts (each as defined in the Guaranty and Security Agreement) maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

14.                               Letter-of-Credit Rights.  Attached hereto as Schedule 14 is a true and correct list of all letters of credit issued in favor of any Loan Party, as beneficiary thereunder, having an aggregate value or face amount in excess of $250,000.

15.                               Motor Vehicles.  Attached hereto as Schedule 15 is a true and correct list of all motor vehicles and other goods (covered by certificates of title or ownership) and the owner and approximate fair market value of such motor vehicles.

16.                               Farm Products.  Attached hereto as Schedule 16 is a true and correct list of all of the locations in the United States of America and any other jurisdiction in which any Loan Party possess any farm products as defined in UCC §9-102(34).

17.                               Timber.  Attached hereto as Schedule 17 is a true and correct list of all of the locations in the United States of America and any other jurisdiction in which any Loan Party possess any timber to be cut.

18.                               Other Assets:  A Loan Party owns the following kinds of assets:

Aircraft:	Yes ☐ No ☐

Vessels, boats or ships:	Yes ☐ No ☐

Railroad rolling stock:	Yes ☐ No ☐

If the answer is yes to any of these other types of assets, please describe on Schedule 18.

[The Remainder of this Page has been intentionally left blank]

4

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this      day of November    , 2015.

INVENTURE FOODS, INC., a Delaware corporation

By:
Name:
Title:

RADER FARMS, INC., a Delaware corporation

By:
Name:
Title:

FRESH FROZEN FOODS, INC., a Delaware corporation

By:
Name:
Title:

WILLAMETTE VALLEY FRUIT COMPANY, a Delaware corporation

By:
Name:
Title:

POORE BROTHERS-BLUFFTON, LLC, a Delaware limited liability company

By:
Name:
Title:

BOULDER NATURAL FOODS, INC., an Arizona corporation

By:
Name:
Title:

5

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By:
Name:
Title:

LA COMETA PROPERTIES, INC., an Arizona corporation

By:
Name:
Title:

BN FOODS, INC., a Colorado corporation

By:
Name:
Title:

6

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number(2)	Federal Taxpayer Identification Number	Jurisdiction of Formation

(2)                                 If none, so state.

7

Schedule 1(b)

Prior Names

Loan Party/Subsidiary	Prior Name	Date of Change

8

Schedule 1(c)

Changes in Corporate Identity; Other Names

Loan Party/Subsidiary	Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

9

Schedule 2

Chief Executive Offices

Loan Party/Subsidiary	Address	County	State

10

Schedule 3(a)

Real Property

Entity of Record	Common Name and Address	Owned, Leased or Other Interest	Landlord / Owner if Leased or Other Interest	Description of Lease or Other Documents Evidencing Interest	Purpose/ Use	Improvements Located on Real Property	Legal Description	Encumbered or to be Encumbered by Mortgage	Filing Office for Mortgage	Option to Purchase/Right of First Refusal
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[SEE EXHIBIT A-[ ] ATTACHED HERETO]	[YES/NO]	[ ]	[YES/NO]

11

Schedule 3(a)

Real Property (cont.)

Required Consents; Loan Party Held Landlord/ Grantor Interests

I. Landlord’s / Tenant’s Consent Required

1.  [LIST EACH LEASE OR OTHER INSTRUMENT WHERE LANDLORD’S / TENANT’S CONSENT IS REQUIRED].

II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Loan Party holds Landlord’s / Grantor’s Interest

1.  [LIST EACH LEASE OR OTHER INSTRUMENT WHERE ANY LOAN PARTY HOLDS LANDLORD’S / GRANTOR’S INTEREST]

12

Schedule 3(b)

Bailees

13

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Loan Party/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

14

Schedule 5

Certified File Search Reports

Loan Party/Subsidiary	Search Report dated	Prepared by	Jurisdiction

See attached.

15

Schedule 6

Copy of Financing Statements To Be Filed

See attached.

16

Schedule 7

Filings/Filing Offices

Type of Filing(3)	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

(3)                                 UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

17

Schedule 8

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

18

Schedule 9(a)

(a)  Equity Interests of Loan Parties and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

19

Schedule 9(b)

Organizational Chart

20

Schedule 10

Instruments and Chattel Paper

1.                                      Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.                                      Chattel Paper:

21

Schedule 11(a)

Copyrights, Patents and Trademarks

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

22

Schedule 11(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

23

Schedule 11(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

24

Schedule 11(b)

Intellectual Property Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER, IF ANY	DESCRIPTION

25

Schedule 11(c)

Intellectual Property Filings

26

Schedule 12

Commercial Tort Claims

27

Schedule 13

Commodities Accounts, Deposit Accounts and Securities Accounts

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

28

Schedule 14

Letter-of-Credit Rights

29

Schedule 15

Motor Vehicles

30

Schedule 16

Farm Products

31

Schedule 17

Timber

32

Schedule 18

Other Assets

33

FORM OF SUPPLEMENT TO PERFECTION CERTIFICATE

Supplement (this “Supplement”), dated as of               , 20     , to the Perfection Certificate, dated as of November [  ], 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Perfection Certificate”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become Loan Parties (collectively, jointly and severally, “Grantors” and each individually “Grantor”).

Reference is hereby made to (a) that certain Credit Agreement dated as of November [       ], 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among the lenders identified on the signature pages thereof, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), Wells Fargo, as the sole arranger, Wells Fargo, as the sole book runner, Inventure Foods, Inc., a Delaware corporation (the “Parent Borrower”) and the Subsidiaries of the Parent Borrower identified on the signature pages thereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”) and (b) that certain Guaranty and Security Agreement dated as of November [     ], 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”) by and among Borrowers, the Subsidiaries of Borrowers parties thereto as “Grantors”, and Agent.

All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.  Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  As used herein, the term “Code” shall mean the “Code” as that term is defined in the Guaranty and Security Agreement.

WHEREAS, pursuant to Section 5.2 of the Credit Agreement, the Loan Parties must execute and deliver a Perfection Certificate and the execution and delivery of the Perfection Certificate may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of each member of the Lender Group and the Bank Product Providers;

In accordance with Section 5.2 of the Credit Agreement, the undersigned, the          of          (4), hereby certify (in my capacity as            and not in my individual capacity) to Agent and each of the other members of the Lender Group and the Bank Product Providers as follows as of        , 20  :  [the information in the Perfection Certificate delivered on or prior to the Closing Date is true, correct, and complete on and as of the date hereof.] [Schedule 1(a), “Legal Names, Etc.”, Schedule 1(b), “Prior Names”, Schedule 1(c), “Changes in Corporate Identity; Other Names”, Schedule 2, “Chief Executive Offices”, Schedule 3(a), “Real Property”, Schedule 3(b), “Bailees”, Schedule 4, “Transactions Other Than in the Ordinary Course of Business”,  Schedule 9(a), “Equity Interests”, Schedule 9(b), “Organizational Chart” Schedule 10, “Instruments and Chattel Paper”, Schedule 11(a), “Copyrights, Patents and Trademarks”, Schedule 11(b), “Intellectual Property Licenses”, Schedule 12, “Commercial Tort Claims”, Schedule 13, “Commodities Accounts, Deposit Accounts and Securities Accounts”,

(4)                                 Insert appropriate officer(s), as applicable.

34

Schedule 14, “Letter-of-Credit Rights”, Schedule 15, “Motor Vehicles”, Schedule 16, “Farm Products”, Schedule 17, “Timber”, and Schedule 18, “Other Assets” attached hereto supplement Schedule 1(a), Schedule 1(b), Schedule 1(c), Schedule 2, Schedule 3, Schedule 4, Schedule 9(a), Schedule 9(b),  Schedule 10, Schedule 11(a), Schedule 11(b), Schedule 12, Schedule 13, Schedule 14, Schedule 15, Schedule 16, Schedule 17, Schedule 18 respectively, to the Perfection Certificate and shall be deemed a part thereof for all purposes of the Perfection Certificate.]

The undersigned officers of each of the Loan Parties hereby certify as of the date hereof on behalf of the Loan Parties in their capacity as officers of the Loan Parties and not in their individual capacities that no additional filings or actions are required to create, preserve or perfect the security interests in the Collateral granted, assigned or pledged to Agent pursuant to the Loan Documents.

Except as expressly supplemented hereby, the Perfection Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, we have hereunto signed this Supplement to Perfection Certificate as of this          day of                    , 20     .

INVENTURE FOODS, INC., a Delaware corporation

By:
Name:
Title:

RADER FARMS, INC., a Delaware corporation

By:
Name:
Title:

FRESH FROZEN FOODS, INC., a Delaware corporation

By:
Name:
Title:

WILLAMETTE VALLEY FRUIT COMPANY, a Delaware corporation

By:
Name:
Title:

35

POORE BROTHERS-BLUFFTON, LLC, a Delaware limited liability company

By:
Name:
Title:

BOULDER NATURAL FOODS, INC., an Arizona corporation

By:
Name:
Title:

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By:
Name:
Title:

LA COMETA PROPERTIES, INC., an Arizona corporation

By:
Name:
Title:

BN FOODS, INC., a Colorado corporation

By:
Name:
Title:

[Each of the Guarantors]

36

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number(5)	Federal Taxpayer Identification Number	Jurisdiction of Formation

(5)                                 If none, so state.

37

Schedule 1(b)

Prior Names

Loan Party/Subsidiary	Prior Name	Date of Change

38

Schedule 1(c)

Changes in Corporate Identity; Other Names

Loan Party/Subsidiary	Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

39

Schedule 2

Chief Executive Offices

Loan Party/Subsidiary	Address	County	State

40

Schedule 3(a)

Real Property

Entity of Record	Common Name and Address	Owned, Leased or Other Interest	Landlord / Owner if Leased or Other Interest	Description of Lease or Other Documents Evidencing Interest	Purpose/ Use	Improvements Located on Real Property	Legal Description	Encumbered or to be Encumbered by Mortgage	Filing Office for Mortgage	Option to Purchase/Right of First Refusal
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[SEE EXHIBIT A-[ ] ATTACHED HERETO]	[YES/NO]	[ ]	[YES/NO]

41

Schedule 3(a)

Real Property (cont.)

Required Consents; Loan Party Held Landlord/ Grantor Interests

I. Landlord’s / Tenant’s Consent Required

1.  [LIST EACH LEASE OR OTHER INSTRUMENT WHERE LANDLORD’S / TENANT’S CONSENT IS REQUIRED].

II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Loan Party holds Landlord’s / Grantor’s Interest

1.  [LIST EACH LEASE OR OTHER INSTRUMENT WHERE ANY LOAN PARTY HOLDS LANDLORD’S / GRANTOR’S INTEREST

42

Schedule 3(a)

Real Property (cont.)

Required Consents; Loan Party Held Landlord/ Grantor Interests

I. Landlord’s / Tenant’s Consent Required

1.  [LIST EACH LEASE OR OTHER INSTRUMENT WHERE LANDLORD’S / TENANT’S CONSENT IS REQUIRED].

II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Loan Party holds Landlord’s / Grantor’s Interest

1.  [LIST EACH LEASE OR OTHER INSTRUMENT WHERE ANY LOAN PARTY HOLDS LANDLORD’S / GRANTOR’S INTEREST]

43

Schedule 3(b)

Bailees

44

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Loan Party/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

45

Schedule 9(a)

(a)  Equity Interests of Loan Parties and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

46

Schedule 9(b)

Organizational Chart

47

Schedule 10

Instruments and Chattel Paper

1.             Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.             Chattel Paper:

48

Schedule 11(a)

Copyrights, Patents and Trademarks

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

49

Schedule 11(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

50

Schedule 11(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

51

Schedule 11(b)

Intellectual Property Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER, IF ANY	DESCRIPTION

52

Schedule 12

Commercial Tort Claims

53

Schedule 13

Commodities Accounts, Deposit Accounts and Securities Accounts

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

54

Schedule 14

Letter of Credit Rights

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Schedule 15

Motor Vehicles

56

Schedule 16

Farm Products

57

Schedule 17

Timber

58

Schedule 18

Other Assets

59

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“ABL Agent” means Wells Fargo Bank, National Association.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, by and among Parent Borrower, the Lenders (as defined therein) party thereto, and ABL Agent, as amended, modified, supplemented or restated from time to time in accordance with the terms thereof (subject to the Intercreditor Agreement).

“ABL Documents” means the ABL Credit Agreement and the other “Loan Documents” as such term is defined in the ABL Credit Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the ABL Credit Agreement, this Agreement, and the Intercreditor Agreement.

“ABL Obligations” means “Obligations” as such term is defined in the ABL Credit Agreement.

“ABL Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.

“Account” means an account (as that term is defined in the Code).

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is (i) purchase money Indebtedness, (ii) a Capital Lease with respect to Equipment, (iii) mortgage financing with respect to Real Property, or (iv) reimbursement obligations with respect to letters of credit, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of Section 6.10 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).

“Agent’s Liens” means the Liens granted by each Borrower or any other Loan Party to Agent under the Loan Documents and securing the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Total Leverage Ratio of Borrowers for the most recently completed fiscal month; provided, that for the period from the Closing Date through and including the date that the financial statements and Compliance Certificate required by Section 5.1 for the fiscal quarter ending on or about December 31, 2016 has been delivered to the Agent, the Applicable Margin shall be set at the margin in the row styled “Level II”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level II”:

Level	Total Leverage Ratio	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans (the “LIBOR Rate Margin”)
I	<3.25 to 1.00	5.50%	6.50%
II	>3.25 to 1.00	6.00%	7.00%

Subject to the foregoing terms, each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective with respect to all Loans outstanding on and after the first Business Day following delivery to Agent of the financial statements required by Section 5.1 and the Compliance Certificate required by Section 5.1 indicating such change until the date immediately preceding the next date of delivery of such financial statements and Compliance Certificate indicating another such change; provided that if Borrowers fail to deliver any such financial statement or Compliance Certificate as and when required to be delivered under Section 5.1, the Total Leverage Ratio shall be deemed to be in excess of 3.25 to 1.00 (solely for purposes of this definition) during the period

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from the date on which such financial statement or certificate was required to be delivered until such financial statement or certificate is actually delivered.  In the event that any financial statements or Compliance Certificate is shown to be, or is acknowledged in writing to be, inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin applied for such period, then Borrowers shall promptly deliver to Agent a corrected certificate for such period and (i) in the event of a higher Applicable Margin, Borrowers shall promptly (and, in any event, within ten Business Days after such inaccuracy is discovered) pay to Agent, for the benefit of the Lenders, the accrued additional interest owing as a result of such higher Applicable Margin for such period, or (ii) in the event of a lower Applicable Margin, the each Lender shall either (x) promptly (and in any event, within ten Business Days after such inaccuracy is discovered) pay to Borrowers the additional interest paid by Borrowers as a result of such lower Applicable Margin for such period, or (y) reduce the next payments that are due and owing from Borrowers hereunder by such amount.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement, as such schedule is updated from time to time by written notice from Borrowers to Agent.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis), plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.

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“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders (or Agent on behalf thereof).

“BSP Agency” means BSP Agency, LLC, a Delaware limited liability company.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Call Premium” has the meaning specified therefor in Section 2.4(g) of the Agreement.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made during such period in connection with the replacement, substitution or restoration of assets or properties pursuant to Section 2.4(e)(ii) of the Agreement, (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (c) expenditures made during such period to consummate one or more Permitted Acquisitions, (d) capitalized software development costs to the extent such costs are deducted from net earnings under the definition of EBITDA for such period and (e) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Borrower or any of its Affiliates).

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either

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Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Change of Control” means that:

(a)                                 any Person or two or more Persons acting in concert, shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Parent Borrower (or other securities convertible into such Equity Interests) representing 35% or more of the combined voting power of all Equity Interests of Parent Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent Borrower;

(b)                                 any Person or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent Borrower or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of Parent Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Equity Interests; or

(c)                                  during any period of 24 consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Directors of Parent Borrower such that a majority of the members of such Board of Directors are not Continuing Directors;

(d)                                 Parent Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, other than as a result of a dissolution, liquidation or disposition permitted hereunder; or

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(e)                                  the occurrence of any “Change of Control” as defined in ABL Credit Agreement.

“Change in Law” means the occurrence after the date of the Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date of the making of the initial Loan (or other extension of credit) under the Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Borrower or its Subsidiaries (other than CFCs) in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents; provided that in any event the term Collateral shall not include any Excluded Collateral (as defined in the Guaranty and Security Agreement).

“Commitment” means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.  The aggregate principal amount of Commitments on the Closing Date is $85,000,000.

“Competitor” means any Person which is a direct competitor of Borrowers or their Subsidiaries if, at the time of a proposed assignment, Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of Borrowers or their Subsidiaries; provided, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrowers or their Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Parent Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consolidated Current Assets” means, at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Loan Parties at such time.

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“Consolidated Current Liabilities” means, at any time, the consolidated current liabilities of the Loan Parties at such time, but excluding, without duplication, the current portion of any long-term Indebtedness.

“Consolidated Net Income” means, for any period, the aggregate net income of the Loan Parties for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)                                 the income of any person (other than a Subsidiary of the Parent) in which any other person (other than any of the Loan Parties) has a joint interest, except to the Loan Parties of the amount of dividends or other distributions actually paid to any of the Parent and its Subsidiaries by such person during such period shall be excluded;

(b)                                 any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with any asset disposition or abandonment (other than in the ordinary course of business) and reserves relating thereto shall be excluded;

(c)                                  any net unrealized gain (loss) (after any offset) resulting in such period from obligations under any Hedge Agreement or other derivative instruments and the application of ASC 815, in each case, shall be excluded;

(d)                                 any net unrealized gain (loss) (after any offset) resulting in such period from currency translation gains or losses including those related to currency re-measurements of Indebtedness shall be excluded;

(e)                                  any gains (losses) resulting from the return of surplus assets of any Benefit Plan shall be excluded;

(f)                                   the effect of any non-cash gain (loss) in respect of post-retirement benefits as a result of the application of ASC 715 shall be excluded; and

(g)                                  the income of any Subsidiary of Borrowers to the extent that the payment thereof to any Loan Party, whether by dividends or similar distributions, intercompany loan repayments or otherwise, is not at the time permitted for any reason shall be excluded, except to the extent of cash actually distributed or permitted to be distributed; provided that, for the avoidance of doubt, the sole fact that such a payment would result in adverse tax consequences shall not cause such income to be excluded pursuant to this clause (g).

“Consolidated Working Capital” means, at any date of determination, Consolidated Current Assets at such date minus Consolidated Current Liabilities at such date; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Continuing Director” means (a) any member of the Board of Directors who was a director of Parent Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.

“Contract Consideration” has the meaning specified therefor in the definition of “Excess Cash Flow”.

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“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Curative Equity” means the net amount of common equity contributions (or net proceeds of issuance of common equity by Parent Borrower) received by the Parent Borrower in immediately available funds and which is designated “Curative Equity” by Borrowers under Section 9.3 of the Agreement at the time it is contributed.  For the avoidance of doubt, the forgiveness of antecedent debt (whether Indebtedness, trade payables, or otherwise) shall not constitute Curative Equity.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement, (b) notified Borrowers, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Parent Borrower identified on Schedule D-1 to the Agreement (or such other Deposit Account of Parent Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).

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“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).

“Disqualified Equity Interests” means any Equity Interest, other than any Preferred Qualified Equity Interest, that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“Dollars” or “$” means United States dollars.

“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, with respect to any fiscal period,

(a)                                 Borrowers’ consolidated net earnings (or loss),

minus

(b)                                 without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)                                     any extraordinary, unusual or non-recurring gains,

(ii)                                  interest income,

(iii)                               exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, and

(iv)                              income arising by reason of the application of FAS 141R,

plus

(c)                                  without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period:

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(i)                                     any extraordinary, unusual or non-recurring non-cash losses (excluding write-downs of current assets),

(ii)                                  Interest Expense,

(iii)                               income taxes,

(iv)                              depreciation and amortization for such period,

(v)                                 non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),

(vi)                              one-time non-cash restructuring charges; provided that add-backs for any charges under this clause, in the aggregate, shall not exceed 10% of EBITDA for any four-fiscal quarter period (calculated before giving effect to any such add-backs and adjustments) and shall be reasonably acceptable to Agent,

(vii)                           non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,

(viii)                        non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets,

(ix)                              Recall Costs; provided that any such Recall Costs under this clause (ix) (A) shall only apply to the fiscal periods ending on December 26, 2015 and March 26, 2016 and shall be limited to $1,000,000 in the aggregate for such two fiscal periods and (B) shall not be added back to EBITDA under any other clause under this definition of EBITDA for the fiscal periods ending on December 26, 2015 and March 26, 2016, and

(x)                                 Kettle Snack Co-Pack Costs; provided that any such Kettle Snack Co-Pack Costs under this clause (x) (A) shall only apply to the fiscal periods ending on December 26, 2015 and March 26, 2016 and shall be limited to $1,750,000 in the aggregate for such two fiscal periods and (B) shall not be added back to EBITDA under any other clause under this definition of EBITDA for the fiscal periods ending on December 26, 2015 and March 26, 2016, in each case, determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (a) if at any time during such Reference Period (and after the Closing Date), any Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference

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Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, (b) EBITDA for the fiscal quarter ended March 28, 2015, shall be deemed to be $6,929,880, (c) EBITDA for the fiscal quarter ended June 27, 2015, shall be deemed to be $4,635,815, and (d) EBITDA for the fiscal quarter ended September 26, 2015, shall be deemed to be $6,321,995.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender (other than a Defaulting Lender) and any Related Fund of any Lender (other than a Defaulting Lender); and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (d) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (f) during the continuation of an Event of Default, any other Person approved by Agent excluding any Loan Party or Affiliate of a Loan Party; provided that an Eligible Transferee shall not include any “lender” or “secured party” or “agent” under the ABL Credit Agreement unless such Person is a Lender on the Closing Date; provided, further that this foregoing prohibition shall not prohibit “lender” or “secured party” or “agent” under the ABL Credit Agreement from purchasing 100% (but not less than 100%) of the Obligations as provided in the Intercreditor Agreement.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

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“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder.  Any reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of such Borrower or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Cash Flow” means, with respect to any fiscal year of the Borrowers, for the Borrowers and their Subsidiaries on a consolidated basis, an amount equal to the sum of (a) EBITDA for such period minus (b) the sum, without duplication, of (i) Capital Expenditures, Permitted Acquisitions and investments pursuant to clause (p) of the Permitted Investments definition, in each case made in cash during such period and to the extent not financed with Indebtedness or the issuance of Equity Interests (or proceeds therefrom), (ii) Scheduled Debt Payments made during such period, (iii) Interest Expense (excluding any Interest Expense associated with intercompany indebtedness) for such period to the extent actually paid in cash, (iv) amounts paid in cash in respect of federal, state, local and foreign income taxes of the Loan Parties and their Subsidiaries with respect to such period, (v) increases in Consolidated Working Capital, (vi) the non-cash credits to the extent included in determining EBITDA for such period, (vii) cash Restricted Payments by Parent Borrower to the extent permitted by the Agreement, (viii) non-cash purchase accounting adjustments with respect to Permitted Acquisitions included in determining EBITDA for such period, and (ix) cash Restricted Payments made during such period to the extent permitted to be made pursuant to Section 6.7(a) and not financed with Indebtedness or the issuance of Equity Interests (or proceeds therefrom) plus (c) decreases in Consolidated Working Capital.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Equity Issuance” means the issuance of Parent Borrower’s  Equity Interests the Net Cash proceeds of which are used within 60 days to exclusively finance either a Permitted Acquisition or a Capital Expenditure. In the event a Permitted Acquisition or Capital Expenditure is not

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consummated or realized within 60 days after such issuance, such issuance of the Borrower’s  Equity Interests shall not be considered an Excluded Equity Issuance and Section 2.4(e)(i) shall apply.

“Excluded Taxes” means (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed (A) by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located or (B) as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of the Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Indemnified Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (iv) any United States federal withholding taxes imposed under FATCA.

“Existing Credit Facility” means Borrower(s) credit facilities with (a) U.S. Bank National Association as administrative agent dated as of November 8, 2013 and (b) any and all other loan agreements, capital lease facilities and agreements for debt for borrowed money that are not listed on Schedule 4.14 (as in effect on the Closing Date).

“Existing Facility” has the meaning specified therefor in Section 2.1(b) of the Agreement.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Borrower or any other Loan Party not in the ordinary course of business, consisting of tax rebates, tax refunds, pension plan reversions, proceeds of insurance (other than (i) proceeds of casualty insurance and (ii) proceeds of business interruption insurance), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include indemnity payments to the extent that payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Extraordinary Receipts Threshold” has the meaning specified therefor in Section 2.4(e)(iii) of the Agreement.

“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971, as amended, and under the regulation of the Farm Credit Administration.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

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“Farm Products” means “farm products” (as that term is defined in the Code).

“Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash during such period, (b) scheduled amortization payments in respect of Indebtedness that are required to be paid during such period and (c) all Restricted Payments paid (whether in cash or other property, other than Qualified Equity Interest) during such period.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus the sum of (i) Capital Expenditures paid in cash (to the extent not already incurred in a prior period) or incurred during such period (excluding Capital Expenditures that are financed with proceeds of Indebtedness (but including Capital Expenditures that are financed from proceeds of the loans under the ABL Credit Agreement)) and (ii) all federal, state, and local and foreign income or franchise taxes paid in cash during such period, to (b) Fixed Charges for such period.

For purposes of calculating Fixed Charges for the measurement periods ending prior to November 26, 2016, Fixed Charges for each such measurement period shall be calculated as follows: (i) Interest Expense shall be calculated by taking the amount of such expense for the period from the Closing Date through the last day of the applicable measurement period and multiplying such amount by 364 and dividing such amount by the number of days that have elapsed from the Closing Date through the last day of the applicable measurement period; (ii) scheduled amortization payments in respect of Indebtedness shall be the greater of (A) the actual scheduled amounts paid on and after the Closing Date and (B) the amounts scheduled to be paid during the one-year period commencing on the Closing Date; and (iii) Restricted Payments shall be calculated as the actual amount of such payments paid on and after the Closing Date.

“Flood Insurance Laws” mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) Biggert- Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date herewith, in form and substance reasonably satisfactory to Agent, executed and delivered by each Loan Party and Agent.

“Food Security Laws” means all requirements of law relating to food products, including the Federal Food, Drug and Cosmetic Act, the Food Security Act of 1985, the Federal Trade Commission

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Act, the Fair Packaging and Labeling Act, the Consumer Product Safety Commission Act, the Poison Prevention Packaging Act, the Food Safety Modernization Act, 21 CFR § Part 111, and any other applicable comparable U.S. State statutes and all regulations promulgated under each of the foregoing.

“Food Products” means all of any Borrower or any of its Subsidiaries’ now owned or hereafter existing or acquired food products of every kind and nature, including agricultural products, crops and products of crops, wherever located, including (a) “farm products” (as such term is defined in any Food Products Law or the Uniform Commercial Code), (b) “poultry” (as such term is defined in any Food Products Law), (c) “livestock” (as such term is defined in any Food Products Law) and (d) “perishable agricultural commodities” (as such term is defined in any Food Products Law).

“Food Products Laws” means, (a) the Food Security Act, (b) PACA, (c) Packers and Stockyards Act and (d) any other federal, state, or local laws from time to time in effect which regulate any matters pertaining to Food Products, in each case, as the same now exists or may hereafter from time to time be amended, modified, recodified, or supplemented, together with all rules and regulations thereunder.

“Food Products Notices” means any written notice to any Borrower or any of its Subsidiaries pursuant to the applicable provisions of any Farms Products Law from (a) any Food Products Seller, (b) any lender to any Food Products Seller or any other person with a Lien on the assets of any Food Products Seller or (c) the Secretary of State (or equivalent official) or other Governmental Authority of any state, commonwealth or political subdivision thereof in which any Food Products purchased by any Loan Party are produced, in any case advising or notifying such Loan Party of the intention of such Food Products Seller or other person to preserve the benefits of any Lien or trust applicable to any assets of any Loan Party established in favor of such Food Products Seller or other person under the provisions of any law or claiming a Lien on any perishable agricultural commodity or any other Food Products which may be or have been purchased by a Loan Party or any related or other assets of such Loan Party.

“Food Products Seller” means, individually and collectively, sellers or suppliers of any Food Products or related services to any Loan Party involved in the transaction.

“Food Security Act” means the Food Security Act of 1985, 7 USC § 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“FSA Registrations” has the meaning specified therefor in Section 4.31.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

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“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) each Subsidiary of each Borrower (other than those Subsidiaries that are Borrowers) and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.

“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of Borrowers and each of the Guarantors to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Incremental Facility” has the meaning specified therefor in Section 2.1(b) of the Agreement.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money (including all obligations under the ABL Credit Agreement), (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any

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Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means, any Taxes other than Excluded Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with the Agreement, executed and delivered by each Borrower, each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of even date herewith between Agent and ABL Agent.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrowers for such period, determined on a consolidated basis in accordance with GAAP.

“Immaterial Subsidiary” shall mean, at any time, any Subsidiary of Parent Borrower (other than a Borrower) (i) having total assets (as determined in accordance with GAAP) in an amount of less than 2.50% of Consolidated Total Assets and (ii) contributing less than 2.50% to EBITDA for the most recently ended Test Period; provided, however, that the total assets (as so determined) and EBITDA contribution (as so determined) of all Immaterial Subsidiaries shall not exceed 5.00% of Consolidated Total Assets or 5.00% of EBITDA, as the case may be, for such Test Period.  In the event that the total assets of all Immaterial Subsidiaries exceed 5.00% of Consolidated Total Assets or the total contribution to EBITDA of all Immaterial Subsidiaries exceeds 5.00% of EBITDA, as the case may be, for any relevant Test Period, (i) Borrowers shall designate one or more Subsidiaries as no longer constituting Immaterial Subsidiaries until such 5.00% threshold is met and (ii) to the extent not otherwise excluded as a Loan Party, such Subsidiaries designated as no longer constituting Immaterial Subsidiaries shall comply with Sections 5.11 and 5.12.  No Person shall be an Immaterial Subsidiary, unless it is also an “immaterial subsidiary” under the ABL Credit Agreement.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 , or 6 months thereafter or, if agreed to by all Lenders, 12 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

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Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, 6, or 12 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder.  Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.

“Kettle Snack Co-Pack Costs” means any incremental costs or expenses, whether in cash or non-cash, or lost sales or margin, related to the use of third-party co-packing or other one-time production or distribution arrangements for Boulder Canyon or other Kettle Snack Products.

“Lender” has the meaning set forth in the preamble to the Agreement and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Borrower and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Borrower or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) [reserved], (f) reasonable documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) [reserved], (h) Agent’s reasonable costs and expenses (including reasonable documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (i) Agent’s reasonable documented costs and expenses (including reasonable documented

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attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Interest Payment Date” has the meaning specified therefor in Section 2.6(d) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1 to the Agreement.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means with respect to an Interest Period the rate per annum determined by Agent to be the offered rate for deposits in Dollars with a term equivalent to such Interest Period appearing on the page of the Reuters Screen which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration, determined as of approximately 11:00 a.m. (London, England time) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.  Notwithstanding the foregoing, the LIBOR Rate shall at no time be less than 1.00% per annum.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing and any lien arising under any Food Products Law.

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“Loan” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Commitments, the amount of such Lender’s Commitment, and (b) after the termination of the Commitments, the aggregate outstanding principal amount of the Loans of such Lender.

“Loan Party” means any Borrower or any Guarantor.

“Make-Whole Premium” means with respect to any Loan on any date of prepayment of such Loan prior to the first anniversary of the Closing Date pursuant to Sections 2.4(d) or (e) (other than Section 2.4(e)(v)), an amount equal to the excess of (a) the present value at such prepayment date of the sum of (i) 102% of the aggregate principal amount of Loans being prepaid on such date plus (ii) the aggregate amount of interest payments due on such Loan on each interest payment date (and assuming monthly Interest Periods for any period following the expiration of the then current Interest Period) during the period from the date of prepayment through and including the first anniversary of the Closing Date (excluding accrued but unpaid interest as of the date of such prepayment), discounted to the date of prepayment at a rate equal to the Treasury Rate plus 0.50% (provided that for purposes of calculating the LIBOR Rate that would apply with respect to each applicable Interest Period (as determined by Agent), Borrowers shall use the sum of (i) the greater of (x) 1.00% per annum  and (y)(1) the interest rate per annum equal to the offered quotation rate to first class banks in the London interbank market which appears on the Bloomberg Screen when the command FWCV->Go->32->Go is entered for deposits, determined as of approximately 11:00 a.m. (New York City time) on the date notice is provided by Borrowers to Agent or (2) in the event the rate referenced in the preceding clause (1) does not appear on such page or service or if such page or service shall cease to be available, the interest rate per annum shall be equal to the interest rate reasonably determined by Agent to be the offered rate on such other page or other service as reasonably determined by Agent to be comparable to the page and/or service referenced in the preceding clause (1) (in each case for delivery on the first day of the relevant Interest Period in dollars of amounts in same day funds comparable to the principal amount of the applicable Loan with a term equivalent to the period from the date of prepayment through the applicable Interest Period (as reasonably determined by Agent)) plus (ii) the Applicable Margin for LIBOR Rate Loans), over (b) the aggregate principal amount of Loans being prepaid on such date; provided, further, that in no event shall the Make-Whole Premium be less than 2.0% of the aggregate principal amount of Loans being prepaid on such date.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of Borrowers’ and their Subsidiaries ability to perform their

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obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Contract” means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $10,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), (b) all written Food Product Grower Arrangements that allow for extended payment terms of more than 30 days, (c) license arrangements with T.G.I. Friday’s of Minnesota; Seattle’s Best Coffee LLC; Jamba Juice Company; Vidalia Brands, Inc. and Miles Willard Technologies, LLP and (d) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” means November 17, 2020.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Cash Proceeds” means:

(a)                                 with respect to any sale or disposition by any Borrower or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Borrower or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities by such Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction; and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent and (y) paid to Agent as a prepayment

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of the applicable Obligations in accordance with Section 2.4(e) of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and

(b)                                 with respect to the issuance or incurrence of any Indebtedness by any Borrower or any of its Subsidiaries, or the issuance by any Borrower or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Borrower or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by such Borrower or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Notice of Borrowing” means a request for a Loan borrowing pursuant to Section 2.1(b).  A Form of Notice of Borrowing is attached as Exhibit B-1.

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute an Event of Default under Section 8.12), (h) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Sections of ERISA, (i) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) an “accumulated funding deficiency” within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) or the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC

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or Section 302 of ERISA) with respect to any Pension Plan or Multiemployer Plan, (o) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan, (p) any event that results in or could reasonably be expected to result in a liability by a Loan Party pursuant to Title I of ERISA or the excise tax provisions of the IRC relating to Benefit Plans or any event that results in or could reasonably be expected to result in a liability to any Loan Party or ERISA Affiliate pursuant to Title IV of ERISA or Section 401(a)(29) of the IRC, or (q) any of the foregoing is reasonably likely to occur in the following 30 days.

“Obligations” means all loans (including the Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.  Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans, (iii) Lender Group Expenses, (iv) fees payable under the Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document.  Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“PACA” means the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC § 499a et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Packers and Stockyards Act” means the Packers and Stockyards Act of 1921, as amended, 7 USC § 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Parent Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

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“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to the Agreement.

“Permitted Acquisition” means any Acquisition so long as:

(a)                                 no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b)                                 no Indebtedness will be incurred, assumed, or would exist with respect to any Borrower or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (f), (g), (m) or (u) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)                                  Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Borrowers and Agent) created by adding the historical combined financial statements of Borrowers (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, (i) Total Leverage Ratio is lower of 4.50:1.00 or the ratio specified pursuant to Section 7.2 as of the date of the proposed Acquisition and (ii) Borrowers and their Subsidiaries (x) would have been in pro forma compliance with the financial covenants in Section 7 of the Agreement (whether or not then in effect) for the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (y) are projected to be in compliance with the financial covenants in Section 7 of the Agreement (whether or not then in effect) for each of the 4 fiscal quarters in the period ended one year after the proposed date of consummation of such proposed Acquisition, and the Parent Borrower shall have delivered a customary officer’s certificate to Agent certifying as to compliance with the requirements of this clause (c),

(d)                                 Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

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(e)                                  the proposed Acquisition is not otherwise prohibited by the ABL Credit Agreement and would not result in a “Default” or “Event of Default” (as defined therein) thereunder,

(f)                                   Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,

(g)                                  the assets being acquired (other than a de minimis amount of assets in relation to Borrowers’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Borrowers and their Subsidiaries or a business reasonably related thereto,,

(h)                                 the assets being acquired are located within the United States or Canada or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada,

(i)                                     the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, as applicable, of the Agreement and, in the case of an acquisition of Equity Interests, the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties,

(j)                                    such Acquisition was not preceded by an unsolicited tender offer for Equity Interest by, or proxy initiated by an unsolicited tender offer for such Equity Interest by, or proxy contest initiated by any Loan Party or its Subsidiaries, and

(k)                                 the Purchase Price payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed $10,000,000 (the “Purchase Price Limit”) in the aggregate during the term of the Agreement; provided that for purposes of this clause (k), the Purchase Price consideration funded with the net proceeds of a substantially contemporaneous issuance of Qualified Equity Interests of the Parent Borrower (including any consideration comprised of Qualified Equity Interests of the Parent Borrower) shall be excluded when determining whether the Purchase Price Limit would be exceeded.

“Permitted Dispositions” means:

(a)                                 sales, abandonment, or other dispositions of property that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of Borrowers and their Subsidiaries,

(b)                                 sales of inventory and Farm Products to buyers in the ordinary course of business,

(c)                                  the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d)                                 the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

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(e)                                  the granting of Permitted Liens,

(f)                                   the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g)                                  any involuntary loss, damage or destruction of property,

(h)                                 any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)                                     the leasing or subleasing of assets of any Borrower or its Subsidiaries in the ordinary course of business,

(j)                                    the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent Borrower and the sale or issuance of Equity Interests of any Subsidiary to a Borrower or another Subsidiary,

(k)                                 (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Borrower or any of its Subsidiaries to the extent not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,

(l)                                     the making of Restricted Payments that are expressly permitted to be made pursuant to the Agreement,

(m)                             the making of Permitted Investments,

(n)                                 so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from any Borrower or any of its Subsidiaries to a Loan Party, and (ii) from any Subsidiary of any Borrower that is not a Loan Party to any other Subsidiary of any Borrower,

(o)                                 dispositions of assets acquired by Borrowers and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, as determined in good faith by the Board of Directors of the Borrower or the Subsidiary effecting the disposition (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,

(p)                                 sales or dispositions of assets (other than Accounts, inventory, Farm Products, Equity Interests of Subsidiaries of any Borrower) not otherwise permitted in clauses (a) through (o) above so long as made at fair market value, as determined in good faith by the Board of Directors of the Borrower or the Subsidiary effecting the disposition, and the aggregate fair market value of all assets disposed of would not exceed $2,500,000 in any fiscal year (including the proposed disposition) and $5,000,000 in the aggregate during the term of the Agreement, and

(q)                                 issuance of Curative Equity (as defined in the ABL Credit Agreement or herein).

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“Permitted Indebtedness” means:

(a)                                 Indebtedness evidenced by the Agreement or the other Loan Documents,

(b)                                 Indebtedness set forth on Schedule 4.14 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(c)                                  Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)                                 endorsement of instruments or other payment items for deposit,

(e)                                  Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f)                                   unsecured Indebtedness of any Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 180-days after the Maturity Date, (iv) such unsecured Indebtedness does not amortize until 180-days after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 180-days after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent,

(g)                                  Acquired Indebtedness in an amount not to exceed $5,000,000 outstanding at any one time,

(h)                                 Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(i)                                     Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j)                                    the incurrence by any Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrowers’ and their Subsidiaries’ operations and not for speculative purposes; provided that if such Indebtedness constitutes ABL Obligations, such Indebtedness shall be subject to the terms of the Intercreditor Agreement,

(k)                                 Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services; provided that

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if such Indebtedness constitutes ABL Obligations, such Indebtedness shall be subject to the terms of the Intercreditor Agreement,

(l)                                     unsecured Indebtedness of any Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by such Borrower of the Equity Interests of Parent Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $750,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,

(m)                             unsecured Indebtedness owing to sellers of assets or Equity Interests to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $750,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent,

(n)                                 contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(o)                                 Indebtedness composing Permitted Investments,

(p)                                 unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(q)                                 unsecured Indebtedness of any Borrower owing to employees, former employees, officers, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption by such Borrower of the Equity Interests of Parent Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $750,000, and (iii) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to Agent,

(r)                                    unsecured Indebtedness of any Borrower or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent,

(s)                                   Indebtedness in an aggregate outstanding principal amount not to exceed $2,500,000 at any time outstanding for all Subsidiaries of each Borrower that are CFCs; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,

(t)                                    accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(u)                                 Subordinated Indebtedness, the aggregate outstanding amount of which does not exceed $5,000,000,

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(v)                                 any other unsecured Indebtedness incurred by any Borrower or any of its Subsidiaries in an aggregate outstanding amount not to exceed $3,000,000 at any one time, and

(w)                               subject to the terms of the Intercreditor Agreement, the ABL Obligations and Indebtedness in respect of the ABL Credit Agreement and the other ABL Documents and any refinancing or replacement indebtedness thereof; provided that the aggregate principal amount of loans plus the aggregate face amount of letters of credit thereunder shall not exceed $71,000,000.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of a Borrower that is not a Loan Party to another Subsidiary of a Borrower that is not a Loan Party, (c) a Subsidiary of a Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to a Subsidiary of a Borrower that is not a Loan Party so long as (i) the aggregate amount of all such loans (by type, not by the borrower) does not exceed $250,000 outstanding at any one time and (ii) at the time of the making of such loan, no Event of Default has occurred and is continuing or would result therefrom.

“Permitted Investments” means:

(a)                                 Investments in cash and Cash Equivalents,

(b)                                 Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)                                  advances, including prepaid royalties and other credit extensions, made in connection with purchases of goods or services in the ordinary course of business, and prepaid crop purchases,

(d)                                 Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e)                                  Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement,

(f)                                   guarantees permitted under the definition of Permitted Indebtedness,

(g)                                  Permitted Intercompany Advances,

(h)                                 Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)                                     deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j)                                    (i) non-cash loans and advances to employees, officers, and directors of a Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in Parent Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent Borrower, and (ii) loans and advances to employees and officers of a Borrower or any of its Subsidiaries

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in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $750,000 at any one time,

(k)                                 Permitted Acquisitions,

(l)                                     Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent Borrower),

(m)                             Investments resulting from entering into agreements relative to Indebtedness that is permitted under clauses (j) and (k) of the definition of Permitted Indebtedness,

(n)                                 equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o)                                 Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition, and

(p)                                 so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $1,000,000 during the term of the Agreement.

“Permitted Liens” means

(a)                                 Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)                                 Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c)                                  judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d)                                 Liens set forth on Schedule P-2 to the Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e)                                  the interests of lessors under operating leases and licensors under license agreements, entered into in the ordinary course of business (so long as, in the case of exclusive licenses, title to the licensed property is not transferred as a matter of law),

(f)                                   purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof and the other assets financed pursuant to this clause (f) by the lender providing such Permitted Purchase Money Indebtedness, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired and the other assets financed pursuant to this clause (f) by the lender providing such Permitted Purchase Money Indebtedness or any Refinancing Indebtedness in respect thereof,

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(g)                                  Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers (including suppliers’ statutory Liens arising under Food Products Laws), incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)                                 Liens on amounts deposited to secure any Borrower’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,

(i)                                     Liens on amounts deposited to secure any Borrower’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)                                    Liens on amounts deposited to secure any Borrower’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)                                 with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l)                                     licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business (so long as, in the case of exclusive licenses, title to the licensed property is not transferred as a matter of law),

(m)                             Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)                                 rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o)                                 Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)                                 Liens solely on any cash earnest money deposits made by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r)                                    Liens assumed by any Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(s)                                   other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000,

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(t)                                    Liens against assets of CFCs to secure Indebtedness described in clause (s) of the Permitted Indebtedness definition and as to which the aggregate amount of the obligations secured thereby does not exceed $2,500,000, and

(u)                                 Liens, subject to the terms of the Intercreditor Agreement, in respect of the ABL Obligation, the ABL Credit Agreement and the other ABL Documents.

“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 120 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $15,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Preferred Qualified Equity Interests” means Equity Interests that, by their terms, are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, so long as the holders of such Equity Interests execute and deliver to Agent a subordination agreement or subordination agreement joinder, in form and substance acceptable to Agent, prior to the issuance of such Equity Interests to them, subordinating any and all of the obligations and amounts payable by the issuer of such Equity Interests to such holders in connection with any repurchase or redemption of such Equity Interests to the prior payment of the Obligations.

“Projections” means Borrowers’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information is available.

“Pro Rata Share” means, as of any date of determination:

(a)                                 with respect to a Lender’s obligation to make all or a portion of the Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the

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Loans, and with respect to all other computations and other matters related to the Commitments or the Loans, the percentage obtained by dividing (i) the Loan Exposure of such Lender by (ii) the aggregate Loan Exposure of all Lenders,

(b)                                 [reserved], and

(c)                                  with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the Loan Exposure of such Lender by (ii) the aggregate Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent Borrower issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Borrower or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“Qualified Equity Interest” means and refers to (i) any Equity Interests issued by Parent Borrower that is not a Disqualified Equity Interest and (ii) any Equity Interests (other than Disqualified Equity Interests)  issued by a Subsidiary in connection with its formation and acquisition (in the case of a Permitted Acquisition).

“Real Property” means any estates or interests in real property now owned or leased or hereafter acquired or leased by any Borrower or one of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to the Agreement (b) any Real Property hereafter acquired by any Borrower or one of its Subsidiaries with a fair market value in excess of $1,000,000 and (c) to the extent not included in clauses (a) and (b), the Real Property subject to the Mortgages required to be delivered pursuant to Schedule 3.1 and Schedule 8.13.

“Recall Costs” means any costs or expenses, whether in cash or non-cash, related to the recall of Fresh Frozen or related products as announced on April 23, 2015, including co-packing arrangement costs, excess distribution or storage costs, impairment charges, legal and regulatory expenses, lost sales or higher expense impact on EBITDA, fines, slotting expenses, buy out of competitor inventory and any other cost or expense that is reasonably attributable to such recall.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” has the meaning set forth in the definition of EBITDA.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

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(a)                                 such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)                                 such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)                                  if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d)                                 the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders; provided, that (i) the Loan of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders (who are not Affiliates of one another).

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent Borrower (including any payment in connection with any merger or consolidation involving Parent Borrower) or to the direct or indirect holders of Equity Interests issued by Parent Borrower in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent Borrower, or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent Borrower but excluding any

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Equity Interests deemed repurchased upon a cashless exercise of options or warrants) any Equity Interests issued by Parent Borrower, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent Borrower now or hereafter outstanding, and (d) make, or cause or suffer to permit any Borrower or any of its Subsidiaries to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness not permitted by the subordination terms for such Indebtedness.

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is,  the subject or target of any Sanctions.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Debt Payments” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, the sum of all regularly scheduled payments of principal on Indebtedness of the Loan Parties and their Subsidiaries on a consolidated basis for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination) to the extent actually paid in cash.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent”

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or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Financial Covenant” has the meaning specified therefor in Section 9.3(a) of the Agreement.

“Subordinated Indebtedness” means any unsecured Indebtedness of any Borrower or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and (a) that is only guaranteed by the Guarantors, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in the Agreement and is otherwise on terms and conditions reasonably acceptable to Agent, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the “Obligations”), and (e) the terms and conditions of the subordination are reasonably acceptable to Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Term Loan Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters (taken as one accounting period) of Borrowers then most recently ended for which financial statements have been delivered pursuant to Section 5.01.

“Total Debt” means, at any time, the total aggregate principal amount of Indebtedness of the Loan Parties and their Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Total Leverage Ratio” means, on any date of determination, the ratio of (a) Total Debt on the date of determination, minus the sum of (i) hedge obligations under any Hedge Agreement plus (ii) undrawn letters of credit to (b) EBITDA for the twelve (12) months ending on such date.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

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“Treasury Rate” shall mean, as of any date, the weekly average yield on actually traded United States Treasury securities having a maturity nearest the date on which the applicable payment that is subject to the Make-Whole Premium is made.

“United States” means the United States of America.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Yield Differential” has the meaning specified therefor in Section 2.1(b) of the Agreement.

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